Exhibit 10.7

Credit Agreement, by and between Bank Hapoalim and the Registrant, dated March 6, 2012

Date: March 6, 2012

To Bank Hapoalim B.M.

Dear Sir/Madam,

Re: Irrevocable Undertakings

Whereas:	We, the undersigned, Babylon Ltd., Corporation No, 512512468 (hereinafter: the "Company") have received and/or may receive, from time to time, from Bank Hapoalim Ltd. (hereinafter: the "Bank”) credit, documentary credit, various loans, overdraft in a current account, in a current debitory account or in another account, letter of indemnification and guarantees for us and/or for third parties or for others at our request and/or in accordance with the request of third parties, discounting of notes, granting of extensions and various bank relief and various other banking services (hereinafter all jointly and severally referred to as: the "Banking Services"), under the terms and conditions agreed upon and/or to be agreed upon from time to time in respect of any Banking Service as stated above;

Therefore we hereby declare and undertake towards the Bank that so long as we owe the Bank any amount for the Banking Services under the terms and conditions as agreed upon and/or as to be agreed upon from time to time regarding and Banking Service as stated above, all the following shall apply:

1.	Definitions

Unless expressly stated otherwise, the following terms contained in this irrevocable document of undertaking shall have the meaning as detailed alongside them:

1.1.    "Breach Event" -shall mean: Any of the events, upon occurrence of which the Bank may make the aforesaid amounts, or part thereof, immediately due and payable under any of the documents signed and/or to be signed in favor of the Bank, by the Company and/or for the Company, and/or for any one of them;

1.2.    “Vested Interest” – as defined in the Securities Law;

1.3.    "Affiliated Body" - shall mean: Regarding a person - any other person: Controlling it, controlled by it, or controlled by someone controlling it:

For purposes of this paragraph, "Control" shall mean: As defined in the Securities Law; and the terms "Control", "to Control", "Controlled", etc., shall be interpreted accordingly;

1.4.    "Financial Statements" - The annual and/or quarterly financial statements of the Company audited and/or reviewed by an certified external accountant, in accordance with generally accepted accounting rules, (including the balance sheet, profit and loss report, cash flow report, report on changes to the equity, and notes for each one of the said reports, and an additional report and/or note for the report which must be published in accordance with generally accepted accounting rules);

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1.5.    "Proceeds" - shall mean: Regarding any company: (a)          a dividend as defined in the Companies Law and any declaration or payment of such dividend, any distribution (including distribution as defined in the Companies Law) or other similar payment (in money or equivalent or by any other means) in connection with its share capital, including distribution of bonus shares and/or any other shares which are to be issued and/or distributed, if so issued and distributed, for, in connection with and/or instead of any Company shares; (b)          The acquisition, redemption or return of its shares or the financing of any such action; (c)          Any other payment (in money or equivalent) including management fees and/or transfer of assets or the providing of any benefit to any shareholder of the Company or a body related to the shareholder or to a vested interest of the shareholder or of a related body of the aforesaid or a relative of any of the aforesaid or for the acquisition of assets from any of the above stated; and - (d) An undertaking to undertalke any of these actions; and all, whether directly or indirectly;

1.6.    "Management Fees" - shall mean, management fees, (save for directors' fees, pursuant to that as set out by law) fees (Save for work fees), consulting fees, participation fees, commissions, amounts of money, and payments of any kind and sort paid by any company from its profits and/or from any other source, whatever such is termed;

1.7.    "The Stock Exchange" - shall mean the Tel Aviv Stock Exchange Ltd.;

1.8.    "Owners' Loans - Any amount given to any company by any shareholder or any entity related to a shareholder or a vested interest of the shareholder or of an entity related to the above said or a relative of any of the aforementioned, in any way and by any means, and where that shareholder, vested interest, related body or relative of the above said, as the case may be, has a right to receive, in return, from that company (whether this is the principal amount or with linkage and/or interest differences), whether at the present or in the future - not as a residual right after dissolution - including a loan provided to any company by a shareholder, vested interest, related body or relative of the aforesaid, and/or a capital note and/or a promissory note made by any company to the order of its shareholders, vested interests, related body or relative of any of the above said, save for listed bonds (debentures) held by shareholders, vested interests, a related body or relative of any of the aforesaid, of the Company;

1.9.    “Subsidiary” – as defined in the Securities Law;

1.10.    “Related Company” – as defined in the Securities Law;

1.11.    "The Companies Law" - The Companies Law, 5759 - 1999, including those part of the Companies Ordinance, 5743 - 1983, which have not been cancelled in the Companies Law;

1.12.    "Securities Law" - the Securities Law, 5728-1968;

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1.13.    "Generally Accepted Accounting Practices" - shall mean: Generally accepted accounting practices applicable to the Company under any law, as such shall stand from time to time;

1.14.    "The Above-Said Amount" - shall mean, the principal amounts of any banking service, the interest, the additional interest, arrears interest/interest at the maximum rate, commissions, expenses and other payments, of any kind and sort, which the Company owes and/or will owe to the Bank in connection with any of the banking services, or any part thereof, under the terms and conditions which have and/or shall be agreed upon, from time to time, for any of the aforesaid banking services;

1.15.    "Relative" - Shall mean as defined in the Companies Law.

1.16.    "Quarter" - Shall mean, a calendar quarter, i.e.: 1st of January to the 31st of March (inclusive); 1st of April to the 30th of June (inclusive); 1st of July to the 30th of September (inclusive); and the 1st of October to the 31st of December (inclusive);

1.17.    "Change of Control" - If any change of control occurs in our company regarding the state on the date of the signing of this Letter of Undertaking.

For purposes of this paragraph, "Control" shall mean: As defined in the Securities Law; and the terms "Control", "to Control", "Controlled", etc., shall be interpreted accordingly;

1.18.    "Restructuring" - merger as defined in the Companies Law, and any transfer or receiving of material assets and/or the receiving of material assets and/or liabilities which is not during the normal course of business. "Material" shall impute - at the Bank's sole discretion;

1.19.    "Credit Facility Document" - The Letter of Undertaking to receive US dollar revolving credit facilities dated March 6, 2012.

1.	Controlling Interests, Change of Control and Restructuring

1.1.	We hereby declare that our controlling interest and the rate of their holdings in our shares (on the basis of full dilution and not on the basis of full dilution) is as detailed in Appendix A, attached to this Letter of Undertaking.

1.2.	We undertake, to notify the Bank14 days before the execution of any restructuring in our Company, and this is relative to the state at the time of the signing on this document.

1.3.	Without derogating from the generality of that stated in this document, we hereby agree that should restructuring occur in the Company as stated in Section 1.2 above (subject to that detailed in Section 14.1.3 of the Credit Facilities Document), such may constitute an incident of breach, and the Bank may make the aforesaid amounts, or any part thereof, immediately due and payable and may take all measures it deems appropriate to collect such.

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2.	Prohibition on the creation of Pledges and the Providing of Guarantees.

2.1.	We hereby declare that, as of the date of the signing of this Document, we have created only those charges detailed in the report of the Registrar of Companies attached as Appendix B of this Document and constituting an integral part hereof and we have given guarantees in favour of third parties as detailed in Appendix B. We have not undertaken to create a pledge and/or charge and/or to give further guarantees beyond that stated in Appendix B.

2.2.	We hereby declare that as of the date of the signing of this Document, we have not provided and we have not undertaken to provide any third party with a guarantee and/or security (whether in rem or in personam) on behalf of a third party, including - and without derogating from the generality of the above said - the guarantee and/or security of a company affiliated with us and/or of a subsidiary of ours, save for that as detailed in the last financial statements published prior to the date of this Document.

2.3.	We hereby undertake not to pledge and not to charge any of our assets, whether presently existing or whether existing at any time in the future, fully or partially, in any form and manner and for any purpose and due to any reason, in favour of any third party, and not to give any guarantee in favour of any third party, and we also hereby undertake not to make an undertaking in any manner to give and/or to create a pledge and/or a charge and/or to give a guarantee as stated above, and all of this without obtaining the Bank’s prior written consent. This undertaking shall not apply to 4,186,814 treasury shares from the Company's issued and paid up share capital.

2.4.	In sub sections 2.1 to 2.3 above:

The term "Asset" shall mean any asset and right of the Company, including land, movables and rights of any kind and sort, whether held or in chose, including the Company's equity which has not yet been paid up and the Company's goodwill.

The term “Pledge” shall have the meaning given it in the Pledges Law, 5727 – 1967.

The term “pledge” and/or “charge” shall include assignment of right by way of charge.

2.5.	Notwithstanding that stated in Sub Section 2.3 above, we will be entitled to make a pledge/s on new fixed assets to be acquired by us, only in favour of someone financing the full and/or partial acquisition of the asset which is the subject of the fixed charge provided that -

2.5.1.	We will provide the Bank with prior written notice of 10 days regarding our intention to receive the financing as stated in Section 2.5 above, together with details about the amount, type, repayment term and the name of the person providing the credit in whose favour we will register the above said fixed charge as well as details of the property which shall be charged for the securing of the above stated financing.

2.5.2.	The document of pledge will stipulate the finance amount to be provided to us for the acquisition of the asset which is the subject matter of the pledge.

2.5.3.	We will not sign on the above said document of pledge unless it includes an express paragraph stating that the said pledge will be deemed to be null and void immediately upon payment of the financing given for the acquisition of the asset which is the subject matter of the pledge.

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3.	Sale of Assets

We hereby undertake that we will not sell and/or transfer and/or deliver and/or lease out under leasehold and/or rent any assets, of any kind and sort, as of present and as in the future, fully or partially, from our ownership and/or possession, which is not during the normal course of business and for full consideration to another party/parties, including subsidiaries and/or affiliated companies, without the Bank’s prior written consent. This undertaking shall not apply to 4,186,814 treasury shares from the Company's issued and paid up share capital.

4.	Legal Proceedings

4.1.	We hereby undertake to notify the Bank in writing about any claim or legal proceedings of any kind in an amount exceeding NIS 4,000,000 and legal claims and proceedings for an accumulated amount of NIS 8,000,000 which have been lodged or commenced against us in court, tribunals or any judicial tribunal, including arbitration or quasi - arbitration, whether being held in Israel or outside of Israel.

4.2.	The report date to the Bank for the purpose of this Section is within 3 days from the date at which we are served with the documents regaridng the instituting of the claim or the commencement of the proceedings against us.

5.	Providing of Reports and Information

5.1.	We hereby undertake to provide the Bank, shortly after the issue thereof to the Securities Authority, as defined in the Securities Law (hereinafter - "the Authority"),with the financial statement which we must file with the Authority pursuant to the Securities Law, including under the Securities Regulations (Preparation of Annual Financial Statements), 5753 - 1993.

5.2.	Further to all the above said and without derogating from all the above said, we hereby undertake to provide the Bank, from time to time, at its request, with additional information in connection with the business and our state of finances.

6.	Repayment of the Owners’ Loans/ Giving of Loans

6.1.	We hereby undertake not to give any loans to any of our shareholders or to any entity related to a shareholder or to a vested interest of a shareholder or a related entity to the above said or a relative of any of the aforesaid and not to pay, in any form (whether for money or money equivalent, including by way of setoff), to any of our shareholders or any entity related to the shareholders or a vested interest of a shareholder or of the said related entity or a relative of any of the aforesaid, the existing owners' loans and/or future owners' loans, at any time whatsoever, so long as we have not paid the Bank the above stated amounts in full, without the Bank's prior written consent.

7.	Distribution/Payment of Proceeds

We shall be entitled to execute, to resolve to execute, and to declare any distribution of any proceeds to our shareholders or to a related body to a shareholder or to a vested interest of a shareholder or of the said related body or a relative of any of the aforesaid, so long as no incident of breach has occurred (without taking into account the consideration of the waiting (qualification) or remedy periods), including as a result of the distribution/payment of proceeds. It is clarified that the payment of a salary in the amounts customary at the time of the signing on this Letter of Undertaking and the updating thereof, does not fall under the ambit of proceedings (or revenues) and this section shall not apply to such. It is clarified that the Company shall not be entitled to update the salary at a time of breach.

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8.	Breach of the Company's Undertakings

In any event where we breach or do not fulfil any of our undertakings towards the Bank under this Letter of Undertaking, or under the Letter of Undertaking for the obtaining of revolving credit facilities in US dollars, dated March 6, 2012, or if it transpires that any of our declarations or any of our confirmations or certificates contained in this document are incorrect or inaccurate, such shall be considered as an incident of breach and the Bank may make the amounts given within the framework of the banking services or any part thereof as immediately due and payable and to take any means it deems appropriate to collect them.

9.	Waivers

Where the Bank has made a waiver to us on a previous breach or on the non-existence previously of one or more of our undertakings towards the Bank, regardless of whether such undertaking is included in this document or whether included or to be included in another document, will not be deemed to be justification or an excuse for a further breach or further non-fulfilment of any of the conditions or undertakings as stated; and the Bank's refraining from realizing the said right given to it under this document or under any law, will not be interpreted as a waiver on that right.

10.	This Letter of Undertaking will remain in force until the full payment of the credit which has been/shall be provided to us, pursuant and subject to the Letter of Undertaking for the obtaining of the revolving credit facilities in US dollars dated March 6, 2012 up to the sum of NIS 10,000,000 and any alternate credit made available to us. The Bank's books will constitute sole evidence for the said payment.

11.	General

11.1.	The preamble to this document of undertaking and the appendices attached hereto constitute an integral part hereof and of the conditions hereof.

11.2.	That stated in this document shall add to and shall not derogate from and/or substitute any other undertaking we have assumed towards the Bank and/or in favour of the Bank in any other document, whether made before this document or thereafter.

11.3.	That stated in this document shall not be interpreted as if it can be binding on the Bank to provide us and/or third parties with the Banking Services or any part thereof.

In Witness Whereof We Have Set Our Hand this day March 6, 2012 of _____ in ________________

/s/Babylon Ltd. , /s/ Shanit Peer Tsfoni
Babylon Ltd.

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[Certification by the Company’s Lawyer]

Date: March 6, 2012

To

Bank Hapoalim B.M.

Re: Certification of Adoption of Resolution and Authorisation

I, the undersigned, Advocate Giora Gutman, serving as legal counsel for Babylon Ltd. (hereinafter – the "Company"), do hereby certify that at the meeting of the Company's board of directors, which was duly convened on January 26, 2012and at which the directors were present constituting a quorum of the board of directors, it was resolved as follows:

1.	To undertake towards Bank Hapoalim Ltd. (hereinafter – the "Bank") and to sign in its favour on the aforesaid document of undertaking.

2.	To authorise Ms Shanit Peer Tsfoni, ID No. 2711695-3 and _______. ID No. _________ ____________, jointly and severally, to sign on behalf of the Company on the aforesaid document of undertaking, and on any document and/or form required, from time to time, in connection with the aforesaid undertakings and the terms and conditions thereof, and to make any decision on behalf of the Company and to file, on behalf of the Company, any of the notices required by the aforesaid undertaking, and to come to an understanding with the Bank, from time to time, at their discretion, on the terms and conditions of any kind and sort, in connection with the aforesaid decisions.

I also hereby confirm that all the above said decisions/resolutions of the Company have been duly adopted in accordance with the Company's documents of incorporation as are presently valid and by those who have been authorised to sign in the Company's name, and they are binding on the Company for all intents and purposes and that in accordance with the aforesaid resolutions the Company has signed on the above document through the authorised parties as stipulated in Section 2 above, and the above signatures are binding on the Company for all intents and purposes.

March 6, 2012	/s/ Giora Gutman, Adv.- Licence Number 24199
Date	Stamp + Signature

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(Document Type - For Internal Use)

Branch No:	Account No.	Credit Type (For Internal Use)	Customer Name	ID/Co. No.:
176	401008	Foreign Currency Credit Line	Babylon Ltd.	512512468

To: Bank Hapoalim B.M.

LETTER OF UNDERTAKING TO RECEIVE REVOLVING CREDIT FACILITY IN U.S.
DOLLARS, MADE AND ENTERED INTO ON March 6, 2012

1.	General

1.1	We hereby request the Bank to allocate to us, in the U.S. dollar current account managed in the Account, the number of which has been stipulated in the heading of this Letter of Undertaking (hereinafter: the "Current Account"), with a revolving credit facility in the sum of $10,000,000 (ten million U.S. dollars) (hereinafter, accordingly: the "Credit Facility Amount"; "Credit Facility Currency"), in accordance with the terms and conditions stipulated in this Letter of Undertaking below (hereinafter: the "Credit Facility").

1.2	The delivery of this Letter of Undertaking by us to the Bank does not obligate the Bank to allocate us the Credit Facility, fully or partially, and the Bank shall have absolute discretion whether to accept, fully or partially, our request for the allocation of the Credit Facility, as stated in this Letter of Undertaking, or to reject it, without being required to provide the reasons for its decision.

1.3	Without derogating from that stated in Section 1.1 above, it is clarified that an essential, but insufficient, condition for the Bank to accept our request for the allocating of the Credit Facility, as stated in this Letter of Undertaking, is that we sign on this Letter of Undertaking and that, prior to the allocation of the Credit Facility, we comply with the terms agreed upon between us and the Bank, to the full satisfaction of the Bank, including the providing of guarantees.

1.4	It is hereby expressly clarified that only the actual allocation of the Credit Facility in the Current Account, pursuant to this Letter of Undertaking, shall constitute confirmation by the Bank that the Bank has agreed to allocate us the Credit Facility, and this is subject to the terms and conditions detailed in this Letter of Undertaking.

1.5	If the Bank has allocated the Credit Facility in the Current Account, the terms and provisions contained in the documents for the opening of the Account, this Letter of Undertaking and all documents under which we have created and/or shall create guarantees in favour of the Bank (hereinafter: the "Credit Facility Documents"), shall apply to the Credit Facility.

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1.6	The Credit Facility will be utilized by us, by the withdrawal of checks and/or the giving of notices which are to be honoured by the Bank and/or the crediting of charges in the Current Account in any form, including in accordance with the terms and conditions of this Letter of Undertaking and/or in accordance with the law (hereinafter: the "Credit").

2.	The Credit Facility Term

Subject to anything stated in this Letter of Undertaking below - (one of the following sections must be checked):

2.1	☐	Renewal credit facility

	2.1.1	The Credit Facility is valid starting from _______________ (hereinafter: the "Commencement Date of the Credit Facility Validity") and up until _______________ (inclusive) (hereinafter: the "Termination Date of the Credit Facility Validity").

2.1.2

We request that after the Termination of the Credit Facility Validity, the Credit Facility be renewed for three (3) additional periods each (hereinafter, accordingly: the "Renewal Date of the Credit Facility Validity"; the "Additional Term", and from the last day of the Additional Term, it shall hereinafter be referred to as: the "Termination Date of the Validity of the Additional Term"), unless we have notified the Bank in writing at any time about our unwillingness to renew the Credit Facility, or the Bank has notified us in writing about its non-renewal, and has done so at least fourteen (14) days before the end of the Termination Date of the Credit Facility Validity or the Termination Date of the Validity of the Additional Term, as the case may be. The renewal of the validity of the Credit Facility will be under the same terms and conditions as shall be valid at the time of the said renewal, or under other terms and conditions (including various interest conditions), for which the Bank shall notify us in writing in accordance with the terms and conditions of this Letter of Undertaking, at least fourteen (14) days before the Renewal Date of the Credit Facility Validity, as the case may be.

Notwithstanding that stated in this Sub Section 2.1.2 above, the Bank may renew the Credit Facility for additional terms which are shorter or longer than three (3) months (but not longer than one year) each time, and in such a case, the following terms shall be defined as follows: "Renewal Date of the Credit Facility Validity"; "Additional Term" and "Termination Date of the Validity of the Additional Term", shall be accordingly, as the case may be.

The Bank will notify us in writing about the renewal of the Credit Facility for an additional period shorter or longer than three (3) months, as stated.

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2.2	☑	Non-Renewal Credit Facility

The Credit Facility will be valid from 6.3.2012 (hereinafter: the "Commencement Date of the Validity of the Credit Facility") and up until 31.12.2012 (inclusive) (hereinafter: the "Termination Date of the Validity of the Credit Facility")

3.	Cancellation of Other Existing Credit Facilities

Unless stated otherwise expressly in this Letter of Undertaking, at the Commencement date of the Validity of the Credit Facilities or at the Renewal Date of the Validity of the Credit Facilities, as the case may be, every other revolving credit facility in the Credit Facility Currency, which has been and/or shall be allocated to us up to that date in the Current Account, shall be null and void.

4.	The Aim of the Credit

We shall be entitled to utilize the Credit in the credit framework for any purpose permitted by law.

5.	Prohibition Against Exceeding the Credit Facilities

5.1	We undertake to manage the Current Account in such a way so as not to create an overdraft in the Current Account beyond the Credit Facility Amount (hereinafter: the "Excess Amount").

5.2	The Bank will not be obligated to honour any of our charge instructions resulting in the creation of an Exceptional Amount (or “Excess Amount” or “exception Amount”)) or increasing the said Exceptional Amount (hereinafter: the "Exceptional Charge Instruction").

5.3	Without derogating from that stated in Section 5.2 above, the Bank may, subject to any law, honour, from time to time, any Exceptional Charge Instruction, at the Bank's discretion. Where the Bank has honoured any Exceptional Charge Instruction, such will not be interpreted as constituting consent on its part to do so in the future.

5.4	The Exception Amount, if any, will be discharged by us to the Bank immediately upon its creation.

6.	Interest on Overdraft Balances in the Current Account

6.1	Any overdraft balance in the Current Account, up to the amount of the Credit Facility, will bear variable interest comprised of the annual "LIBOR" interest rate, plus a risk surcharge of 2.25% (two and a quarter percent) (hereinafter: the "Interest"). As of 6.3.2012, LIBOR is at a rate of 0.25% (one quarter of a percent), annually, and therefore as of 6.3.2012 the interest is at a rate of 2.5% (two and a half percent) annually.

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6.2	The Exception Amount will bear interest at the maximum rate for the Credit Facility Currency (unless the said interest rate is restricted by law, and in such a case the Exceptional Amount will bear interest at the highest rate permitted by law), and this will be starting from the creation date, in the Current Account, of the Exceptional Amount.

6.3	Immediately after the Termination Date of the Validity of the Credit Facility or the Termination Date of the Validity of the Last Additional Period, as the case may be, or in the case of the cancellation of the Credit Facility, for any reason, from its cancellation date, the overdraft balances in the Current Account will bear Interest at the maximum rate for the Credit Facility Currency, and the Bank may charge the full overdraft in the Current Account with Interest at the maximum rate for the Credit Facility Currency as stated, starting from the above-said dates.

6.4	As of 6.3.2012, the maximum interest rate for the Credit Facility Currency is variable interest comprised of interest at the annual LIBOR rate, plus a risk surcharge of 11.5% (eleven and a half percent). As of 6.3.2012 the maximum said interest rate is at a rate of 11.75% (eleven and three-quarters percent), annually.

7.	How the Interest Is Calculated in the Current Account and the Charging of the Current Account

7.1	Interest of any sort on the overdraft balances in the Current Account will be calculated as a multiplication of the daily overdraft balance, fully or partially, as the case may be, at annual instalments of any interest, as the case may be, applicable to the said overdraft, considering the rate of the overdraft at that time, divided by 360 (hereinafter: the "Interest on the Overdraft in the Current Account").

7.2	Interest on Overdraft in the Current Account will be accumulative interest in accordance with the Bank's calculations. The said interest will be debited against the Current Account, in the Credit Facility Currency, at the end of every period of one month, on the first day of the following month; we are aware that the periods, the first or last, in which the said interest will be debited against the Current Account as stated in this Section 7.2 above, may be shorter than the other periods in which the said Credit is debited in the said Current Account.

8.	Changes to Interest, Charge Dates, Calculation Method and Additional Payments

8.1	Cancelled.

8.2	We undertake to pay the Bank, from time to time, additional amounts at the rate as shall be determined by the Bank, from time to time and which may, in the Bank's view, indemnify the Bank for the increase in the cost of the Credit Facilities and/or the Credit for the Bank, for any reason, including due to any of the following reasons, fully or partially:

8.2.1	As a result of a duty under any law or agreement or otherwise, imposed on the Bank or as a result of a demand addressed to the Bank by the Bank of Israel and/or by any competent or other authority in Israel, or overseas:

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8.2.1.1	To hold liquid assets at any rate or in any currencies in connection with the allocation of the revolving Credit Facility and/or the continuation of its allocation and/or in connection with the utilizing of the revolving Credit Facility and/or the continued utilization thereof; and/or -

8.2.1.2	To pay and/or to make provision for any payments to the State Treasury and/or to the Bank of Israel and/or to any competent and/or other authority in connection with the allocation of the revolving Credit Facility and/or the continuation of its allocation and/or in connection with the utilization of the revolving Credit Facility and/or its continued utilization;

8.2.2	Cancelled;

(Hereinafter: the "Additional Payment").

8.3	The Additional Payment will be paid at the dates as determined by the Bank.

8.4	The interest rate on the Overdraft Balances in the Current Account will change if any change occurs to the LIBOR rate for the Credit Facility Currency, and this is on any banking business day in Israel in which banking activity is conducted in London, for which the Credit Facility Currency is published (hereinafter: the "Interest Update Date"). The change of the said interest rate will apply from one Interest Update Date (including that date) and up until the next Interest Update Date (not including that date).

8.5	The provisions of this Section 7.1 above (sic) shall also apply if the Bank institutes any proceedings, including legal proceedings, for the collection of the amounts owing to the Bank for and/or in connection with the Credit Facilities and/or under this Letter of Undertaking.

9.	Termination of the Credit Facility Validity and Payment of the Overdraft in the Account

9.1	Upon Termination of the Validity of the Credit Facility, whether this is because the Termination of the Credit Facility Validity is due or due to the cancellation of the Credit Facility by us and/or by the Bank, in accordance with the terms, conditions and provisions of the Credit Facility Documents, we will immediately pay any overdraft in the Current Account.

9.2	In the event of a Renewal Credit Facility under Section 2.1 above, then that stated in Section 9.1 above shall apply at the Termination Date of the Validity of the Last Additional Period of the Credit Facility or at the cancellation date of the Credit Facility by us and/or by the Bank, in accordance with the terms, conditions and provisions in the Credit Facility Documents.

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10.	Commissions and Expenses

10.1	Commissions and expenses under this Letter of Undertaking and/or related to the Credit Facility will be paid by us to the Bank in accordance with the tariff or as has and/or shall be agreed upon and all subject to any law and the instructions of the Bank Commissioner.

10.2	We will pay commissions and expenses to the Bank for credit facilities as detailed below and all subject to that stated in Sections 10.2 and 10.4 below:

10.2.1	☑ Commission for Allocation of Credit Facilities for a Small/Large Business

10.2.1.1	It is agreed that for the allocation of Credit Facilities during the period starting from the Commencement Date of the Validity of the Credit Facility or at the Renewal Date of the Validity of the Credit Facility, as the case may be, and up to the Termination Date of the Validity of the Credit Facility or the Termination Date of the Validity of the Additional Period, as the case may be, the Current Account will be charged for (one of the following Sections must be checked):

10.2.1.1.1	☐ Commission for "credit allocation - small business" (hereinafter: "Credit Facility Commission"), as specified in Sections 10.2.1.2 and 10.2.1.3 below.

10.2.1.1.2	☑ "Credit allocation - large business" commission (hereinafter: "Credit Allocation Commission"), as detailed in Sections 10.2.1.2 and 10.2.1.3 below.

10.2.1.2	The amount of the Credit Allocation Commission is $10,000 (ten thousand U.S. dollars) annually, which shall be determined as follows (one of the following Sections must be checked):

10.2.1.2.1	☐ At an annual rate of % (_______________ percent) of the Credit Facility Amount, as set out in the Bank's tariff.

10.2.1.2.2	☑ At an annual rate of 0.1% (one-tenth of a percent) of the Credit Facility Amount, in accordance with that agreed upon between us and the Bank.

10.2.1.3	The above-said Credit Allocation Commission will be paid by us for every quarter in advance. The Bank will charge the Current Account with the Credit Allocation Commission at the Commencement Date of the Validity of the Credit Facilities or at any date of the renewing of the validity of the Credit Facilities, as the case may be, and afterwards at the beginning of every quarter. The calculation of the Credit Allocation Commission will be pro rata to the exact number of days in the Credit Facility, as such shall be valid during that quarter, divided by 360.

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10.2.2	☐ Handling Commission for Small Business Credit Facility

10.2.2.1	It is agreed that for the handling of the Credit Facility, the Current Account will be charged, at the Commencement Date of the Validity of the Credit Facility, for "handling fees for credit and guarantees - drafting of documents" (hereinafter: the "Document Drafting Commission"), at an amount of _NIS______________ (_______________ New Israel Sheqels). This amount may change if and when there is a change to the exchange rate, as stated in Section 10.2.2.2 below.

10.2.2.2	For the determining of the amount of the Document Drafting Commission, the Credit Facility Amount will be calculated in New Israel Sheqels according to the acceptable sale rate at the bank of the Credit Facility Currency (but without the addition of the exchange rate commission, any tax, levy, obligatory payments or other payments, etc.), known at the Commencement Date of the Credit Facility Validity.

10.2.2.3	As of the date of the drafting of this Letter of Undertaking, the said exchange rate is NIS (_______________ New Israel Sheqels) for - _______________ (_______________ ) _______________*.

10.2.2.4	The amount of the Document Drafting Commission has been set as follows (one of the following Sections must be checked):

10.2.2.4.1	☐ At a rate of _______________% (_______________ percent) of the Credit Facility Amount as calculated in New Israel Sheqels as stated in Section 10.2.2.2 above, in accordance with that set out in the Bank's tariff, but not less than the minimum amount set out in the Bank's tariff (if any) and not more than the maximum amount set out in the Bank's tariff (if any).

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10.2.2.4.2	☐ In accordance with that agreed between us and the Bank.

10.2.3	☑ Commission for Large Business Credit Facility Handling

10.2.3.1	It is agreed that for the handling of the Credit Facility, the Current Account will be charged at the Commencement Date of the Validity of the Credit Facility for "handling fees for credit and guarantees - drafting of documents" (hereinafter: the "Document Drafting Commission"), for an amount of NIS 10,000 (ten thousand New Israel Sheqels). This amount may change if a change occurs to the exchange rate, as stated in Section 10.2.3.2 below.

10.2.3.2	To determine the amount of the Document Drafting Commission, the Credit Facility Amount will be calculated in New Israel Sheqels in accordance with the acceptable sale rate at the bank of the Credit Facility Currency (but without surcharge for exchange commission, any tax, levy, obligatory payment or any other payments, etc.), known at the Commencement Date of the Validity of the Credit Facility. As of the date of the drafting of this Letter of Undertaking, the said exchange rate is NIS 3.8 (three point eight New Israel Sheqels) for every one (1) U.S. dollars.

10.2.3.3	The Document Drafting Commission amount has been set as below (one of the following Sections must be checked):

10.2.3.3.1	☐ At a rate of _______________% (_______________ percent) of the Credit Facility Amount as calculated in New Israel Sheqels as stated in Section 10.2.3.2 below, in accordance with that set out in the Bank's tariff, but not less than the minimum amount set out in the Bank's tariff (if any) and not more than the maximum amount set out in the Bank's tariff (if any).

10.2.3.3.2	☑ In accordance with that agreed upon between us and the Bank.

10.2.4	Additional Commissions and/or Expenses.
_____________________________________________________________
_____________________________________________________________

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10.3

Small Business/Large Business

As of the date of the drafting of this Letter of Undertaking and for the purpose of managing the Account, we are aware that we are defined in the Bank's books as (one of the following Sections must be checked) -

10.3.1	☐ Small business

10.3.2	☑ Large business

And the relevant bank's tariff shall apply to us arising from our definition as stated above. If, at any date, our definition shall be altered in the Bank's books for the management of the Account, from a small business to a large business, or from a large business to a small business, as the case may be (hereinafter respectively: the "Updated Classification" and the "Update Date"), it is agreed that starting from the Update Date, as such shall be from time to time, and so long as the Updated Classification applies to us, the Current Account or any other account will be charged in accordance with the provisions of this Letter of Undertaking with commissions and expenses in connection with the Credit Facility, which shall be determined in accordance with the Bank's tariff referring to customers of the Updated Classification.

10.4	General Provisions in the Matter of Commissions and Expenses

10.4.1	Without derogating from that stated in Section 10.2 above, and further to such, we will pay other commissions and expenses to the Bank connected to the Credit Facilities, including commissions and expenses connected to the collection of amounts owing and/or which may be owing to the Bank under this Letter of Undertaking.

10.4.2	All commissions and expenses as stated in Section 10.4.1 above will be paid by us to the Bank upon first written demand, however for an action or activity which we must undertake, the obligation will arise upon the Bank's demand or at the time of the execution of the action or the deed, in accordance with the earlier. The said commissions and expenses include, inter alia (and without derogating from the generality of the above-said), expenses for the instituting of collection proceedings including attorneys' fees of the Bank and/or on behalf of the Bank.

10.4.3	Expenses related to legal proceedings will be collected subject to the provisions of any law.

10.4.4	Without derogating from any of the Bank's rights under this Letter of Undertaking, we will pay the Bank any of our liabilities towards the Bank for commissions and/or expenses, plus interest at the maximum rate, from the date of creation thereof or from the date of demand, as the case may be, and up until the full actual discharge, all as detailed in this Letter of Undertaking.

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10.4.5	If the amount and/or rate of the commissions and/or expenses detailed in this Letter of Undertaking have been determined in accordance with that stated in the tariff, it is clarified that the amount and/or rate of the said commissions and/or expenses are as of the date of the drafting of this Letter of Undertaking, and these will change from time to time if and when a change occurs to the tariff or the Agreement.

10.4.6	Without derogating from that stated in Section 10.4.5 above, even if this Letter of Undertaking does not expressly refer to any commission and/or expense related to the Credit Facility and/or a guarantee, as the case may be, and appearing in the tariff, including reference to the amount and/or rate of the said commission and/or expense, the said expense and/or commission shall be paid by us and this is in accordance with that stated in the tariff, as such shall stand from time to time.

10.4.7	All the terms and conditions detailed in this Letter of Undertaking with reference to commissions which do not appear in the tariff and/or with reference to expenses which do not appear in the tariff, including with reference to the amount and/or rate thereof and/or the collection date thereof, are as of the date of the drawing-up of this Letter of Undertaking and may change from time to time in accordance with the Bank's discretion.

10.4.8	Expenses which do not appear in the tariff and which have not been determined in the Letter of Undertaking and/or where the amount thereof has not been determined in this Letter of Undertaking, will be paid by us for the real amount thereof.

10.4.9	Subject to the provisions of law, the Bank may alter the tariffs for the commissions and/or the expenses and/or the names of the commissions and/or expenses and/or the charge date of the commissions and/or expenses and/or determined new commissions and/or expenses.

10.4.10	We are aware that the Bank may, subject to the provisions of law, alter the names of the commissions and give them other names and that it may consolidate commissions and add one commission to another and may amend the tariff accordingly and may alter the tariff structure, the order of its chapters and the content of its sections. Where a commission needs to be determined in accordance with the tariff, as such stands from time to time, the commission will be determined in accordance with the new section in the tariff and in accordance with the appropriate chapter in the tariff in that matter, at the Bank's discretion, and this is even if earlier the commission was classified under another name or in another chapter or it was classified differently.

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10.4.11	It is clarified that nothing stated in this Letter of Undertaking shall prejudice the Bank's right to collect commissions and/or expenses from us which do not appear in the tariff and/or to prejudice the Bank's right to change the amount and/or rate of the commissions, from time to time, and all at the Bank's discretion and subject to any law.

10.4.12	That stated in this Letter of Undertaking regarding the commissions and expenses shall apply unless it has been agreed and/or shall be agreed upon otherwise between the Bank and us, in writing.

11.	Change of Dates

11.1	Should any agreed payment date at which any payment is supposed to be made on account of the Credit Amounts for the Credit Facilities (save for the date for which the Current Account is supposed to be charged for interest on overdraft balances in the Current Account and/or the date for the collecting of the commission for the allocation of the Credit) and/or the Termination Date of the Validity of the Credit Facility and/or the Termination Date of the Validity of the Additional Period - fall on a day which is not a business day (hereinafter: the "Original Date"), the Original Date will be postponed to the following business day (hereinafter: the "Postponed Date") (hereinafter: the "Postponement of the Dates"), unless the law requires otherwise (hereinafter: the "Date Change in Accordance with Law").

11.2	Where the Postponement of Dates has been carried out as stated in Section 11.1 above, every amount for which the said charge has been postponed will bear interest on the overdraft balances in the Current Account, and this will also be for the period during which the said execution of the charge was postponed, and all in accordance with law.

11.3	Where a change of date has been carried out in accordance with law, the Interest shall be calculated, in accordance with law, for all the amount for which the change of date was carried out in accordance with law, as stated.

11.4	Notwithstanding that stated in Section 11.1 above, should the Termination Date of the Validity of the Credit Facilities and/or the Termination Date of the Validity of the Additional Periods, as the case may be, fall on a day which is not a business day and the postponed date occurs in the following month after the Original Date, the Termination Date of the Validity of the Credit Facility and/or the Termination Date of the Validity of the Additional Period, as the case may be, will be brought forward, as stated, to the first business day before the Original Date.

12.	The Nature and Place of Payment and Taxation

12.1	All payments which are to be paid by us to the Bank for and/or in connection with the Credit Facilities and/or under this Letter of Undertaking, will be paid to the Bank being free of any tax, deduction, levy, obligatory loan or obligatory payment and any other payment which must be paid in accordance with law in connection with the preparing and/or signing of this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, whether presently existing or whether such exist at any time in the future (hereinafter: the "Tax" or "Tax"); without setoff or counterclaim; in the Credit Facility Currency; at the Account's branch, or anywhere else as determined by the Bank.

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12.2	If any financial institution through whom any payment is made, at any time, has or shall demand, in accordance with law and/or the instructions of any authority or of any central bank, to make a deduction or payment of tax for any payment owing from us for and/or in connection with the Credit Facility or for any payment owed or which shall be owing by us under this Letter of Undertaking (hereinafter, accordingly: the "Payment to the Bank" and the "Deduction"), the payment to the Bank will increase in the manner required in order to guarantee that, after the Deduction, the Bank receives, at the Payment Date to the Bank, a net amount equivalent to the amount which would be received by the Bank had it demanded the Deduction. We will indemnify the Bank for any loss or actual cost of the Bank due to any failure and/or breach on our part in the execution of the Deduction or due to the non-payment of any amount as stated above. We will immediately provide the Bank with all receipts, certificates and/or any other proof, testifying to the amounts which have been paid or which are paid for any Deduction as stated above.

13.	Guarantee and Collateral for the Realization at the Time of Breach or Anticipated Breach

13.1	As guarantee for the execution of our liability towards the Bank for and/or in connection with the Credit Facility and/or under this Letter of Undertaking and for the full and precise discharge of our liability towards the Bank, of any sort, for and/or in connection with the Credit Facility and/or under this Letter of Undertaking, and to guarantee the full and precise repayment of all Credit Amounts for the Credit Facilities, our irrevocable Letter of Undertaking dated _______________ will be used.

13.2	Cancelled.

13.3	The guarantees which we have provided or which we will provide to the Bank are of a continuous nature and shall remain in force until the Bank approves the cancellation thereof in writing.

13.4	If other guarantees have and/or shall be provided to the Bank, for the fulfilment of any of our commitments towards the Bank under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, including the repayment of the Credit Amounts, for the Credit Facilities, or part thereof, all such guarantees shall be independent of each other.

13.5	Cancelled.

13.6	Cancelled.

13.7	Cancelled.

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13.8	All notes and other guarantees given and/or which shall be given to the Bank by us and/or by others in our favour, to guarantee the repayment of the Credit Amounts for the Credit Facilities and for the fulfilment of any of our commitments towards the Bank in connection with the Credit Facilities and/or under this Letter of Undertaking, shall be accumulative and independent of each other, shall not influence the other guarantees which the Bank holds and/or shall hold, shall not be influenced by such guarantees and shall serve as continuous and revolving guarantee until the full discharge of all amounts which we owe and which we shall owe to the Bank. The Bank may realize the guarantees in accordance with the order as determined by it, and the realization of one guarantee shall not prejudice another guarantee nor shall it detract from such.

13.9	Pledge Rights Under This Agreement

13.9.1	The Bank has rights of pledge as detailed below. The Bank's rights under this Section 13 are independent and are not dependent on each other. The Bank's rights are in addition to any existing and/or future right, under law or the Agreement.

13.9.2	The Bank has a right of charge, over all monies (whether in Israeli or foreign currency), assets, negotiable documents, non-negotiable documents, deposits, saving plans, collateral, securities, chattels and other rights of any kind and sort and on the consideration of such, which have been delivered to the Bank at any time for collection and/or custody and/or as collateral and/or otherwise and/or such which has been deposited with the Bank or kept on its behalf (hereinafter in this Section: the "Pledged Assets").

13.9.3	We vest the Banks with the said rights of charge (pledge), to guarantee the fulfilment of any liability of ours towards the Bank, of any kind, and to guarantee the payment of any liability of any kind, for any right or liability to be found in the Account and/or our other accounts, or in the account of any one of us, regardless of whether the account is in our name alone or if any account is in our name, together with others, whether in Israeli or foreign currency, or whether the said accounts are not in the same currency.

13.9.4	Cancelled.

13.9.5	The Bank's rights of charge are intended to guarantee that our obligations towards the Bank will not be breached and moreover to guarantee the full and precise repayment of all our obligations towards the Bank. These rights of the Bank shall apply for any liability of ours towards the Bank, of any kind, including any future liability.

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	13.9.6	The Bank may realize the Pledged Assets whenever the repayment date of our obligations is due and we have not repaid it or for the repayment of a liability due to a breach of contract or under circumstances in which our obligations have been made immediately due and payable as detailed in Section 14 below, and due to an anticipated breach or reasonable fear that we will not fulfil our obligations and in all other cases as detailed in this Letter of Undertaking. In any case of an anticipated breach and reasonable fear, the Bank will notify the Company 48 hours before it acts in accordance with the provisions of this Section.

	13.9.7	The Bank may bring forward the execution of obligations towards us as stated in this Section, including in a deposit, even before the expiry date is due and even before we are entitled to withdraw the money from the deposit, before maturity.

	13.9.8	We are aware that where the Bank executes the realization of the pledge or makes our obligations immediately due and payable and/or makes its obligations payable towards us before the payment date, our rights in connection with the account for which the realization or the making of the payment immediately due and payable has been made or for which the said bank charges have been brought forward as stated in Section 15.10.2 below, may harm our rights, and the provisions of Section 15.10.3 below shall apply.

	13.9.9	We undertake to bear all expenses and payments customary at the Bank at that time in connection with the said execution as stated in this Section 13, including any action of setoff, realization of a charge and other rights, realization of guarantees, making our obligations immediately due and payable, payment before maturity date of a savings for a period, sale of securities, etc.

	13.9.10	All irrevocable authorizations as detailed in this Letter of Undertaking shall also apply to the realization of the charge.

13.10	Notes

	13.10.1	In any event in which the Bank holds notes signed by us and/or endorsed by us and/or guaranteed by us, which have been delivered and/or which shall be delivered to the Bank for collection and/or custody and/or as collateral and/or otherwise, they are and shall be deemed as being charged and pledged to the Bank under a fixed charge in the first degree, to guarantee the execution of any liability of ours towards the Bank under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, including guaranteeing the payment of any of the Credit Amounts for the Credit Facilities, and the Bank may sell the notes or discount them and may institute any legal and/or other proceedings, as the Bank deems appropriate, for the collection of those notes, and may attribute the collection expenses to the account, subject to any law. The Bank may settle with underwriters, endorsees and/or guarantors or with any one of them, in accordance with other conditions, may waive, release, receive partial consideration from them and may use the consideration of those notes for payment of debts due and/or which shall be due by us to the Bank under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities. The receiving of the said notes or the receiving of the full or partial consideration as stated above, shall not derogate from our obligation to fulfil and pay any liability of ours towards the Bank, of any sort, under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities and to carry out our undertakings towards the Bank under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, including the payment of the full Credit Amounts, for the Credit Facilities.

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13.10.2	We hereby declare that the notes which have been delivered by us to the Bank, from time to time, are under our absolute ownership and possession, and that they are free of any charge, foreclosure and third-party right of any sort, and we are entitled to charge and pledge them towards the Bank.

13.10.3	Moreover, we declare that the notes which are to be delivered by us to the Bank, from time to time, will be at the date of delivery of our absolutely possession and ownership thereof and that they and the consideration for such will, at their delivery date, be free of any charge, foreclosure and third-party right of any kind, and we will be entitled, at the delivery date, to charge and pledge them to the Bank.

13.10.4	The following provisions shall apply to the notes which have been signed, endorsed and/or guaranteed by us, which the Bank holds and shall hold:

13.10.4.1	The Bank will be exempt from any obligations of the holder of a note, including presentation, protest, sending a notice of violation and all our undertakings arising from our signature, endorsement and/or guarantee, shall remain in force even without the Bank carrying out the duties of holder as stated above.

13.10.4.2	Wherever notes have been delivered to the Bank for discount or otherwise, and we have been given consideration for such and the notes have not been paid, the Bank may charge us for the amount of the unpaid notes.

13.10.4.3	We release the Bank from any liability for loss of notes and/or delay in collecting such, if delivered to the Bank as collateral and/or held by the Bank as a guarantee or as such for which the safekeeping thereof was handled by the Bank, to be held by the Bank as an asset, unless the loss and/or the delay was caused negligently by the Bank.

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13.10.4.4	We release the Bank from any liability for loss and/or delay in the collection of notes delivered to the Bank, for custody and/or collection and/or notes delivered to the Bank in order to carry out service for which the Bank collects commission, if the loss or delay was caused due to circumstances which the Bank could not foresee in advance and could not prevent the results hereof.

13.10.4.5	We assume liability for the proper order and authenticity of the notes, for the validity and accuracy of the signatures, the endorsements and the details of the notes, the signatures of the guarantees on the notes, and for them being legally stamped.

13.10.4.6	We agree that where the Bank decides to sell the notes itself, notice of three days in advance regarding the steps which the Bank is about to take will be deemed to be a reasonable time for the purpose of Section 19(b) of the Pledges Law, 5727 - 1967, or the provisions of any law replacing it.

13.10.4.7	We undertake not to create, without the prior written consent of the Bank, any pledge, assignment or other charge on the said notes, or for the consideration thereof, which shall have preferential, equal or later rights to the rights given to the Bank under the Credit Facility Documents and/or under any of the documents which we have signed upon and/or which we will sign in the future and in which we make an undertaking towards the Bank, including by way of declaration.

13.10.4.8	We release the Bank from the duty of presentation for payment or acceptance of a exchange note, cheque, promissory note, or any other document requiring presentation for payment or acceptance, and from the duty to undertake any such action, including presentation and notice of violation, whether as a holder or otherwise, in connection with these documents. Without derogating from the generality of the above-said, the Bank may not discharge and/or present and/or give us clearing services for cheques in which there are technical defects or which have lapsed in time. Where such a cheque has been presented, we will be responsible for any defect and/or expenses of such.

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13.10.4.9	Any credit of the Account for cheques or notes for security or for collection in Israeli or in foreign currency, will be deemed to be temporary and we will not be entitled to withdraw the consideration of such before final and absolute collection by the Bank, and the Bank may charge the account which has been credited, as stated, with the amount of any cheque and/or note which has not been paid and/or which has been returned to the Bank as unpaid, or, in the case of a cheque drawn on the Bank, in an amount which the Bank cannot charge the drawee account for such. The Bank will be exempt from all obligations of the holder of such notes, and the Bank may send them for collection or return them to us in any way it deems appropriate.

13.10.4.10	In any event of theft of cheques or notes, their loss, destruction or spoilage, the Bank shall have no liability and the Bank may cancel the credit for such, save for theft, loss, destruction or spoilage caused as a result of the Bank's negligence. The said cancellation will be retroactively valid from the date of the crediting of the Account. Expenses incurred by the Bank for exchange rate differences and reasonable expenses of the Bank and of the correspondent bank, caused for the transfer of the cheque for collection and handling during the collection process, will apply to us, and the Bank may charge our Account for such.

14.	Immediate Payment

14.1	Without prejudicing the generality of that stated in this Letter of Undertaking, the Bank may, upon the fulfilment of any of the instances stipulated in this Section 14 below, fully or partially, immediately cancel the Credit Facility and/or make the Credit Amounts for the Credit Facility immediately due and payable, fully or partially. In such a case, we undertake to pay the Bank, upon its demand, all Credit Amounts for the Credit Facilities or any part thereof, for which the payment thereof has been demanded by the Bank, and the Bank may charge any account managed in our name, for the Credit Amounts for the Credit Facilities, or any part thereof, and to take any means it deems appropriate to collect such, and especially to realize, at its discretion, the guarantees, fully or partially, at its discretion, in any way that the law permits, and at our expense:

14.1.1	If we breach and/or do not fulfil any of the conditions of the documents for the opening of the Account and/or this Letter of Undertaking and/or any other undertaking which we have made and/or which we shall make towards the Bank, under the documents for the opening of the Account and/or this Letter of Undertaking and/or under any other document;

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14.1.2	If it transpires that any of our declarations in the documents for the opening of the Account and/or this Letter of Undertaking and/or any other declaration which we have given and/or which we shall give to the Bank, is incorrect or is inaccurate;

14.1.3	If we adopt a resolution regarding the change of our structure or we intend to do so and we have not given you written notice, 20 days in advance, of our intention to carry out a restructuring of the Company. In such a case, the Bank will give its position with respect of the requested change and, in the case of it objecting, you will be given 14 days from the date of our letter to you to amend the breach;

14.1.4	If we adopt a resolution for voluntary winding-up and/or if an application is instituted against us for dissolution or an application for bankruptcy and/or if a liquidation or bankruptcy order is given against us and/or if a temporary or permanent liquidator and/or special manager and/or trustee is appointed for us and/or if an application is filed for the freezing of proceedings for us and/or an order is given for us for the said freezing of proceedings; and/or if talks are being conducted and/or if we declare that we intend to conduct talks in order to reach a settlement or an arrangement between us and our creditors and/or between us and our members and/or shareholders or between us and any class thereof and/or if such an arrangement or settlement proposal is approved;

14.1.5	If an application is filed for receivership on our property or on part thereof and the application has not been cancelled within 14 days from the date at which it was filed and/or if an order is given for receivership as stated and/or if a fixed and/or temporary and/or other receiver is appointed for our property and/or part thereof;

14.1.6	If an attachment is imposed or if similar action is undertaken in the Bailiff's Office or if any other collection proceedings are instituted against our property, fully or partially, and/or on the charged collateral which we have given and/or which we shall give to the Bank, by us and/or for us, to guarantee the execution of our liabilities towards the Bank, fully or partially, for an amount exceeding NIS 500,000 per procedure and NIS 2,000,000 accumulatively and the foreclosure/action has not been cancelled within 14 days from the date at which it was imposed/instituted;

14.1.7	If a change of control has occurred in us, compared with the situation at the time of the signing of this Letter of Undertaking. The Bank will give us warning of 14 days in advance before making such immediately due and payable under this Section, unless, at its exclusive discretion, it must act immediately;

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14.1.8	If we file notice that we cannot or shall not be able to pay our debts, fully or partially, regularly or if we stop paying our debts, fully or partially, and/or managing our business;

14.1.9	If the work, or a considerable part thereof, is stopped by us for 30 days or more;

14.1.10	If it appears to the Bank, at its discretion, that an event has occurred which may harm our financial ability, provided that we have been given warning of 14 days, unless, at the Bank's exclusive discretion, it must act immediately;

14.1.11	If we are late in the payment of any of the Credit Amounts for the Credit Facilities, for a period of more than 7 days, or if we are late in any other payment which we owe to the Bank for the said period;

14.1.12	In the event where one or more of the following instances have occurred: death; legal incapacity; an act of bankruptcy and/or an application has been filed for bankruptcy whether by us or by others, against us and/or an order has been given declaring us bankrupt; dissolution; arrest; leaving Israel;

14.1.13	Cancelled;

14.1.14	If we are required to pay any of the debts and/or obligations which we owe and/or which we shall be owing to other creditors, fully or partially, by early and/or immediate repayment and/or by a debt arrangement of those debts and/or obligations in an amount exceeding NIS 500,000 per procedure and NIS 2,000,000, accumulatively;

14.1.15	Cancelled;

14.1.16	If the Bank cannot finance itself in the Credit Facility Currency for reasons lying in the changes which have occurred in international money markets and/or if the Bank cannot determine the interest rate for any reason and/or if, in the Bank's view, the continuation of the allocation of the Credit Facilities and/or the utilization of the Credit in the Credit Facilities has become illegal or cannot be executed;

14.1.17	If we do not provide the Bank with balance sheets, annual financial statements and/or accounting books and/or other proof in connection with the state of our business as stipulated in Section 23o (sic) below, or if we are required to do so by the Bank and have not acquiesced to the demand or if we breach any instruction of a competent authority to provide and/or publish various reports and documents required in accordance with law;

14.1.18	If we are about to be deregistered or if we are deregistered from lists of the Registrar of Companies and/or a warning is recorded in records kept of us with the Registrar of Companies pursuant to the Companies Law, 5759 - 1999, regarding the intention to register us as a defaulting company and/or if we are registered in the Registrar as stated as a defaulting company;

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14.1.19	Cancelled.

14.2	For the avoidance of doubt, it is clarified that the Bank has the right to make the Credit Amounts for the Credit Facilities immediately due and payable and to take any actions against us for the collection of the Credit Amounts for the Credit Facilities for any one of the incidents detailed in Section 14.1 above, including all sub sections thereof, is a separate right and it is sufficient that one of the incidents detailed in any of the sub sections of Section 14.1 above prevails, for the exercising of the Bank's right as stated in Sub Section 14.1 above.

15.	The Bank's Rights, Setoff, Lien and Possession

15.1	In this Section 15, the following terms will have the meaning assigned alongside them:

15.1.1	"Saving" - As a monetary deposit and/or savings plan.

15.1.2	"Anticipated Breach" - If we disclose our view that we will not fulfil any of our obligations towards the Bank and/or if it is reasonable, under the circumstances of the matter, that we cannot or do not wish to fulfil it, under such circumstances, subject to any law, the Bank may, but is not obligated, rely on the Anticipated Breach and immediately realize, subject to the conditions set out in Section 14 above, including all Sub Sections thereof, the remedies from breach of contract, including making our obligations immediately due and payable, including bringing forward our obligations and bringing forward the Bank's charges against us.

15.1.3	"Bringing Forward the Bank's Charges Against Us With Respect of the Savings" - Early payment of savings before the end of the period set for such in accordance with the conditions of the savings for the termination of the savings period, even if we are not entitled to withdraw the savings monies before the due date.

15.1.4	"Assets" - All of our rights towards the Bank, monies (whether in Israeli or foreign currency), assets, negotiable documents, non-negotiable documents, deposits, savings, guarantees, securities, chattels and other rights of any kind and sort and the consideration of all of the above-said, which have been delivered to the Bank at any time for collection and/or custody and/or as a guarantee and/or otherwise.

15.1.5	"Making our Debts to the Bank Immediately Due and Payable" - The making of our debts immediately due and payable as detailed in this Letter of Undertaking or by any other means according to which the Bank has granted the right to make our debts immediately due and payable or to claim for early repayment of our debts.

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15.2	Rights of Possession, Lien, Setoff and Rights as Detailed in This Section 15

	15.2.1	The Bank has rights of possession, lien, setoff and rights as detailed in this Section 15. The Bank's rights under this Section 15 are independent of each other. The Bank's rights are further to any existing and/or future right in accordance with law or the Agreement.

	15.2.2	The Bank has rights of possession, lien, setoff and rights as detailed in this Section 15, regarding any right or liability to be found in the Account and/or in other accounts, or in the account of any one of us, if any account is in our name only, whether in Israeli or foreign currency, even if the said accounts are not in the same currency.

	15.2.3	Cancelled.

	15.2.4	The rights of setoff, lien and possession of the Bank are general rights and are intended to guarantee that our obligations towards the Bank will not be breached and moreover to guarantee the full and precise repayment of all our obligations towards the Bank. These rights of the Bank will apply for any liability of ours towards the Bank of any sort and to the assets.

	15.2.5	The Bank may, without being obligated to give us prior notice, setoff any of our liabilities against the Bank, of any sort, from assets, fully or partially, and to cause the fulfilment of any of our liabilities towards the Bank, of any sort, in full, including payment of any debt and/or Credit Amounts for the Credit Facilities, (including where this involves a condition precedent and before the fulfilment of the condition or conditions for the application thereof. The said repayment may be made by means of setoff and the Bank may sell the Assets and/or may realize them at our expense for the discharge of all our obligations, including our obligations for the repayment of all the Credit Amounts for the Credit Facilities. The Bank's said right of setoff is not conditional on the fulfilment of a linkage between the obligation and the right which is to be setoff, including the obligation and the right which will be setoff which does not by necessity arise from one transaction, so that the right of setoff of the Bank will be fulfilled regardless of whether the obligation and the right of setoff arise from the same transaction or not.

15.3	The Right of Lien and Possession

	15.3.1	The Bank's right of lien and possession under that stated in this Section 15 is a general right of lien to guarantee the fulfilment and discharge of any of our obligations of any sort and to prevent its breach, including an obligation which does not relate to the withheld asset or due to banking services which are not related to the withheld asset. The Bank's right of lien and possession is not conditional on the fulfilment of a linkage between the Bank's right and the withheld asset.

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	15.3.2	The Bank may, without being obligated to deliver prior notice to us, withhold the Assets, fully or partially, in order to prevent breach of our obligations towards the Bank when there is concern for anticipated breach or in the case of a breach up until the fulfilment of all our obligations towards the Bank, of any sort, in full, including the repayment of any debt and/or the Credit Amounts for the Credit Facilities (including where this involves a condition precedent and before the fulfilment of the conditional conditions for the application thereof).

	15.3.3	The Assets will be withheld by the Bank until our obligation, of any sort, is fulfilled or not repaid in full. The said repayment may be executed by means of setoff and the Bank may sell the Assets and/or realize them at our expense, for the discharge of all of our obligations, including our obligations for the repayment of the Credit Amounts, for the Credit Facilities.

	15.3.4	Where the Bank has withheld balances in our Account, including assets, we will not be permitted to withdraw the balances in our Account or to act with respect thereof in any other way and/or to act with respect of such in any way and/or to use the balances in the Account for any disposition, without the Bank's consent.

	15.3.5	The realization of the Bank's right of lien and possession, under this Section 15, will be done whilst maintaining a reasonable ratio between the withheld amount and the rate of our liabilities towards the Bank, provided that the withheld asset can be divided up.

15.4	Rights of Lien and Possession Under Circumstances of Concern That Our Obligations to the Bank Will Not Be Fulfilled

	15.4.1	The Bank may realize its right of lien and possession under this Section 15 also in connection with our obligations where the repayment date is in the future and which has not been breached, if a reasonable concern arises for the breach of our obligations towards the Bank, even if this concern does not amount to an Anticipated Breach. The Bank may, but is not obligated, to realize, under such circumstances, the right to carry out setoff and to repay our obligations from the Assets, including the savings, regardless of whether the maturity date is due, as detailed in Section 15.6 below, or not, as detailed in Section 15.7 below.

15.5	Obligations Which Have Reached Their Due Date and an Existing or Future Right

	15.5.1	The Bank has rights of possession, lien and setoff, without the need for filing prior notice for any of our obligations towards the Bank, of any sort, for which the due date has arrived, including obligations which have been created under circumstances over a breach of agreement by us or obligations which have been created under circumstances in which our debt towards the Bank has been made immediately due and payable and upon the fulfilment, with respect of our debt towards the Bank, of circumstances of Anticipated Breach.

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	15.5.2	For any obligation as stated in this Section 15.5, the Bank may, but is not obligated, repay, from Assets, including from savings, regardless of whether the repayment date is due or not.

	15.5.3	Under the circumstances as detailed in this Section 15.5, the Bank may, subject to the provisions of law, bring forward the execution of its charges against us, including entitling the Bank, but not obligating it, to bring forward charges against us in savings, even if the maturity date of the savings is not yet due, and even if we are not entitled to withdraw the savings monies before the due date, fully or partially.

	15.5.4	Where the Bank has acted as stated, the provisions of Sections 14 above and 15.10.2 and 15.10.3 below will apply, inter alia, but not exclusively.

15.6	Our Obligations Where the Payment Date Is in the Future and the Right Exists Under Circumstances of Concern That Our Obligation Against the Bank Will Not Be Fulfilled

	15.6.1	The Bank has the said rights of possession, lien and setoff, without the need for filing prior notice, at any time, for any of our obligations towards the Bank, of any sort, where the repayment date is in the future, including in the case where this involves a conditional charge and the condition or conditions for its fulfilment have not yet occurred, including under circumstances which are not as detailed in Section 15.5 above, but this is only upon the fulfilment of a reasonable concern that we will not fulfil our obligation towards the Bank, even if this concern does not amount to an Anticipated Breach.

	15.6.2	In such a case our obligation towards the Bank, for which the repayment date is in the future, will be viewed as an obligation which is about to be made immediately due and payable by the Bank. The making of our obligations immediately due and payable, in such a case, will be done by means of executing a setoff and it is possible that the Company will be paid from any existing right, including savings for which the payment date is due and for which, inter alia, and in addition to that stated in this Section, but not exclusively, the provisions of Sections 14 above and 15.2 below (sic) shall apply.

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15.7	Our Obligation for Which the Repayment Date Is in the Future and the Right for Which the Repayment Date Is in the Future, Under Circumstances of Concern that Our Obligations Towards the Bank Will Not Be Fulfilled

	15.7.1	As stated, the Bank has rights of possession, lien and setoff, at any time, for any of our obligations towards the Bank, of any sort, where the repayment date is in the future, including where the obligation is a conditional one and before the fulfilment of the conditional conditions for its application, including also under circumstances which are not detailed in Section 15.5 above, and this upon the fulfilment of a reasonable concern that we will not fulfil our obligations towards the Bank, even if this concern does not amount to an anticipated breach.

	15.7.2	In such a case, our obligation towards the Bank, for which the repayment date is in the future, will be viewed as an obligation which is made immediately due and payable by the Bank. The making of our obligations immediately due and payable by the Bank will be done by means of setoff and it is possible that the said liability will be paid from an existing right or from a right where the repayment date is in the future, provided that with respect of savings where the repayment date is in the future, the provisions of Section 15.8 below shall apply.

	15.7.3	Under the circumstances as stated in this Section 15.7, the Bank may, but is not obligated, subject to the provisions of law, bring forward our obligations in savings, where the repayment date is in the future, and repay the savings before the maturity date and in consideration to pay any of our obligations as stated.

	15.7.4	Our obligations as stated in this Section 15.7 may be paid from Assets, including an existing right which has reached its maturity date, then, the provisions of Section 15.6 above shall apply, and from any right with a future maturity date, provided that with respect of savings with a future maturity date, the provisions of this Section 15.7 shall apply.

	15.7.5	If our obligation has been made immediately due and payable by means of setoff only due to the existence of a reasonable concern that we will not repay the Bank our obligations and the Bank has brought forward our charges towards us and paid the savings, before the due date, then, upon the fulfilment of these two conditions, accumulatively, we will bear the damage due to the bringing-forward of the Bank's charges towards us in the savings, for which the maturity date is in the future, however, subject to such, the provisions of Section 14 above and Section 15.10.3 below shall apply, inter alia, and in addition to that stated in this Section.

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15.8	Liability or Deposit in Foreign Currency

	15.8.1	Should Israeli currency be available to us (hereinafter in this Section 15.8.1: "the Existing Currency") (including as a result of the realization of any of the Assets by the Bank), and in order to discharge our unpaid obligations in any foreign currency (hereinafter in this Section 15.8.1: the "Existing Obligations"), we hereby give the Bank a prior irrevocable instruction and authorization to buy, for us, the foreign currency in which our Existing Obligations are nominated (hereinafter in this Section 15.8.1 - "the Purchased Currency") and this by means of the Existing Currency to be made available to us as stated, fully or partially, at the Bank's discretion. Moreover, we hereby give the Bank a prior irrevocable instruction and authorization to pay, through the Purchased Currency, fully or partially, the Existing Obligations, fully or partially, all at the Bank's discretion. We agree that the buying of the Purchased Currency will be done at the acceptable sale rate at the Bank of the Purchased Currency, known at the date of the buying of the Purchased Currency.

	15.8.2	Should foreign currency be made available to us, of any sort (hereinafter in this Section 15.8.2: the "Existing Currency"), (including as a result of the realization of any of any Assets by the Bank), and in order to discharge our unpaid obligations in Israeli currency (hereinafter in this Section 15.8.2: the "Existing Obligations"), we hereby give the Bank a prior irrevocable instruction and authorization to sell, for us, the Existing Currency, fully or partially, at the Bank's discretion, and to do so in consideration for the Israeli Currency, and to pay, by means thereof, the said consideration, fully or partially, for the Existing Obligations, fully or partially, and all at the Bank's discretion. We agree that the sale of the Existing Currency will be done at the acceptable buying rate at the Bank of the Existing Currency, known at the sale date of the Existing Currency.

	15.8.3	Should foreign currency be available to us, of any sort, (hereinafter in this Section 15.8.3: the "Existing Currency"), (including as a result of the realization of any of the Assets by the Bank), and in order to discharge our unpaid obligations in the foreign currency of another sort (hereinafter in this Section 15.8.3, accordingly: the "Existing Obligations" and the "Existing Currency Obligations"), we hereby give the Bank a prior irrevocable instruction and authorization to sell, for us, the Existing Currency, fully or partially, at the Bank's discretion, and to do so in consideration for the Israeli Currency, and to buy, for us, by means of the said consideration, fully or partially, at the Bank's discretion, the Existing Currency Obligations (hereinafter in this Section 15.8.3: the "Purchased Amount"). Moreover, we hereby give the Bank a prior irrevocable instruction and authorization to pay, by means of the Purchased Amount, fully or partially, the Existing Obligations, fully or partially, and all at the Bank's discretion. We agree that the sale of the Existing Currency will be done at the acceptable buying rate at the Bank of the Existing Currency, known at the sale date of the Existing Currency and that the buying of the Purchased Amount will be done at the acceptable sale rate at the Bank of the Existing Obligation Currency, known at the date of the purchase of the Purchased Amount.

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15.9	Notice Regarding Setoff or Lien Under This Section 15

	15.9.1	Should the Bank realize its right to carry out setoff or its right of lien, as stated in this Section 15, notice of such will be sent upon execution of the setoff or lien, or shortly after execution thereof. Without derogating from the generality of that stated in this Section 15.8.1 (sic), the Bank will notify, but is not obligated, that it will carry out the setoff after some time, it is hereby agreed that such notice will also be deemed as notice of bringing forward the Bank's charges against us and during the period elapsing up until the execution of the setoff, the Bank may realize the right of lien and possession.

	15.9.2	Where the Bank has sent notice regarding the setoff, it will not be obligated to send notice of the realization of the right of lien and possession. Where the Bank has sent notice of the realization of the right of lien and possession, such shall not derogate from any other right of the Bank, including the right of setoff or the right of pledge, and the Bank may, at any time, realize these rights.

15.10	Harming Our Rights Due to Setoff and Early Repayment

	15.10.1	We are aware that, should the Bank carry out setoff, as stated in this Section 15 and/or make our obligations for immediately repayable and/or repay our charges against us, before the due date, our rights in connection with the account for which the setoff has been made may be harmed (such as: the deduction of the principal of the deposit, the negating of our right to receive interest, linkage differences, rate differences, grants or loans, exemption or discount from income tax or from withholding tax (tax at source), if, in accordance with the terms of that account, we had such rights), therefore, we will not receive the profits or the benefits, as we would have received had the saving reached its maturity date at the end of the saving period. Moreover, we will incur additional payments due to the early repayment of the charge.

	15.10.2	We undertake to bear all expenses and payments customary at the Bank at that time in connection with the execution of that stated in this Section 15, including any setoff action, realization of other rights, realization of guarantees, making our obligations immediately due and payable, early repayment of savings for a period, sale of securities, etc. However in the matter of the realization of the Bank's right of setoff from the savings, where the maturity date is in the future, under circumstances in which there is a reasonable concern that we will not fulfil our obligations towards the Bank, that stated in Section 15.7 above shall apply.

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	15.10.3	We are aware that we have no right to demand from the Bank to bring forward our charges against us and to repay the savings before the due date. Without derogating from the generality of the above-said, if we ask the Bank to carry out an early repayment of the savings and the Bank accepts our request, even though it is not obligated to act in this manner, or if we ask the Bank to carry out the realization of a guarantee or an early repayment of credit or an obligation of ours, towards the Bank, and the Bank accepts our request, even where it is not obligated to act in such a manner, that stated in Section 15.10 above shall apply, and we shall incur all charges, including those arising from the early repayment of our obligations towards the Bank and/or of the Bank's obligations towards us, and no limitation shall apply in this matter, on the Bank's rights, as stated in Section 15.7 above.

15.11	Irrevocable Authorization

	15.11.1	The said instructions and authorizations in this Letter of Undertaking, including, but not exclusively, that in this Section 15 and in Section 16 and 17 below, are irrevocable, cannot be altered or cancelled without the prior written consent of the Bank and are binding upon us and all of our successors, because the Bank's rights are dependent on them, including the rights under this Section 15.

	15.11.2	Without derogating from the generality of the above-said, the instructions and authorizations as stated in this Section 15 are further to any other or additional instruction, in this Letter of Undertaking.

	15.11.3	Should any right of setoff of the Bank be realized against an asset which is not a monetary right of ours towards the Bank, then irrevocable authorization is given to the Bank to realize the asset or to sell it or to convert it into cash or to carry out any other action in order to receive the consideration for such, and the consideration received after deduction of all taxes, costs and expenses, fees, commissions and other payments, is for the repayment of our debts and the execution of setoff.

	15.11.4	The said irrevocable authorization also vests, for the purpose of realizing the pledge, and this is without derogating from any other instruction.

15.12	Additional Agreement

Nothing stated in this Section 15 shall derogate from the provisions of any additional agreement between us and the Bank, according to which we provide the Bank with the rights of lien, possession, setoff and other rights as detailed in this Section 15, in advance, also with respect of obligations which have not yet been created, for credit facilities before the granting of the Credit and the obligations for which the payment date is not yet due or according to which we provide the Bank with these rights, as distinguished from that as set out in this Section 15 and in stipulation on any of the provisions of the Contracts Law (General Part).

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15.13	The Bank may cancel or reduce or make the Credit Facility Amount immediately due and payable to the extent of the overdraft balance, in the Current Account, without providing prior notice in those cases where there is a risk for the Bank's ability to collect the Credit Amounts for the Credit Facilities, fully or partially, due to detrimental change to our ability to make repayments, or if such exists, in accordance with any of the documents which we have signed on and/or which we will sign in favour of the Bank, in any of the cases in which the Bank has a right to make our debts immediately due and payable towards the Bank, including and without derogating from the above-said - in accordance with that stated in Section 14 above.

15.14	Without derogating from that stated in Section 15.13 above, the Bank may cancel or reduce or place the Credit Facility Amount at the extent of the overdraft in the Current Account, due to a demand in accordance with law addressed to the Bank, or in exceptional cases, permitted under any law, provided that we be sent notice of such at least twenty-one (21) days (or a shorter period to be determined by the Bank, subject to the provisions of any law) in advance.

15.15	In any event where the Bank reduces or places the Credit Facility Amount at the extent of the overdraft in the Current Account (hereinafter: the "Reduced Credit Facility Amount"), we undertake to pay the Bank the overdraft in the Current Account, exceeding, at that time, or which will exceed, as the case may be, the Reduced Credit Facility Amount, plus interest, as detailed in Section 6.2 above, for any amount deviating beyond the Reduced Credit Facility Amount, if any, and this by no later than the date stipulated in the Bank's notice which will be sent to us, and to cease creating additional charges the honouring of which may create or increase the said Exceeded Amount.

15.16	Where we have not paid our overdraft in the Current Account exceeding the Reduced Credit Facility Amount, by the date stipulated in the Bank's notice which is to be sent to us as stated in Section 15.15 above, the Bank may charge the full Amount in Excess, beyond the Reduced Credit Facility Amount, for interest as stated in Section 6.2 above, and this starting from the date of the Reduced Credit Facility Amount or placing it at the extent of the overdraft in the Current Account, as stated in Section 15.15 above, up to the full repayment date of the Amount in Excess, beyond the Reduced Credit Facility Amount, plus accrued interest for such as stated in this Section 15.16 above, up to the actual repayment date.

15.17	Where we have not paid the overdraft in the Current Account, at the Termination Date of the Validity of the Credit Facility or Termination Date of the Validity of the Last Additional Period of the Credit Facility, as the case may be, or where the Bank has cancelled the Credit Facilities under the circumstances as stated in Sections 15.13 or 15.14 above, as the case may be, then the Bank may charge the full overdraft in the Current Account with interest at the maximum rate for the Credit Facility Currency and do so during the period starting immediately after the Termination Date of the Validity of the Credit Facility or the Termination Date of the Validity of the Last Additional Period of the Credit Facility, as the case may be, or during the period starting from the cancellation date as stated in Sections 15.13 or 15.14 above, as the case may be, and up until the full payment of the overdraft in the Current Account, plus any interest accrued for such up until the actual repayment.

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15.18	The Bank's rights under this Section 15 are independent of each other and are further to any right which exists and/or which shall exist in accordance with law and/or the Agreement, including under the documents for the opening of the Account.

16.	Realization

16.1	For the full discharge of our obligations towards the Bank and all charges and amounts which we owe or which we will be owing towards the Bank, including Credit Amounts for the Credit Facility, the Bank may realize the guarantees, fully or partially, at the date which will be determined by it, for the discharge of any of our commitments in accordance with the order of crediting the payments and debts as stated in Section 18 below. The realization of one guarantee shall not harm or derogate any other guarantee.

16.2	Where legal proceedings or Bailiff Office proceedings or seizure or sale proceedings, etc., have been instituted, to which we are party in the matter of a guarantee which has been delivered to the Bank or in connection with such guarantee, we will notify the competent authority of the Bank's rights, we will object to any harm to the Bank's rights and we will demand to attach the Bank as a party to the proceedings and to receive its response. Moreover, we will immediately notify the Bank about the existence of the said proceedings.

16.3	In each one of the incidents detailed in Section 14 above, the Bank may use all means it deems appropriate in order to collect the Credit Amounts for the Credit Facilities, expenses and other payments of all sorts, and to realize all its rights under this Letter of Undertaking, including the realization of assets as stated in Section 15 above, fully or partially, and to use the payment for discharge of the Credit Amounts for the Credit Facilities, other expenses and payments of all sorts, without such imposing upon the Bank to initially realize other guarantees or collateral, if any, held by the Bank.

16.4	If the Bank decides to realize securities, notes or other negotiable documents, a notice of three days in advance regarding the actions which the Bank is about to take will be deemed a reasonable period of time for the purpose of Section 19(b) of the Pledges Law, 5727 - 1967, or any provision of law replacing it.

16.5	Without derogating from the above-said, should the Bank ask to sell securities which have been pledged in its favour, as stated in Section 16.4 above, on the Stock Exchange, then the Bank may execute the sale at any price which may be obtained on the Stock Exchange at that time, for the sale.

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16.6	The Bank may, as our legal representative, and for the purpose of this Section, we hereby irrevocably appoint the Bank as our legal representative, realize any of the guarantees and/or sale any property which has been pledged to the Bank, to guarantee any of our commitments towards the Bank and/or any part of the said property, in a public sale (auction) or other sale, by itself or by others, in cash or in instalments or otherwise, at the price and under the conditions at the reasonable discretion of the Bank and moreover the Bank itself, or by the Court or by the Bailiff's Office, may realize the pledged property and/or any other property, inter alia, by the appointing of a receiver and/or a receiver and administrator and/or liquidator and/or trustee and/or special administrator on behalf of the Bank and who shall, amongst his other powers, be entitled to do the following:

	16.6.1	Receive into his possession any pledged property and/or other property and/or part thereof;

	16.6.2	Manage our business or to participate in the management thereof;

	16.6.3	To sell or to agree to the sale of pledged property and/or other property, fully or partially, to transfer it or to agree to transfer it, in any other way, in accordance with the conditions as he deems appropriate;

	16.6.4	To enter into any other arrangement with respect of the pledged property and/or other property or part thereof, as he deems appropriate;

	16.6.5	To request and to receive tax exemptions for the pledged and/or other property, as were due to us had we executed the transaction, including a sale transaction in the pledged property.

16.7	If, at the time of the sale of the pledged or other property, some payment dates are not yet due on account of the Credit Amounts for the Credit Facility or these amounts are due to the Bank only conditionally (hereinafter: the "Future Payment Amounts"), the Bank may collect, from the proceeds of the sale and/or from everything received pursuant to this Section 16 above, a sufficient amount in order to cover any liability of ours towards the Bank, of any sort, under this Letter of Undertaking and/or for and/or in connection with the Credit Facility, including covering the Future Payment Amounts, and the amount which is to be collected and which has not yet been credited to the discharge of any of our liabilities towards the Bank, of any sort, under this Letter of Undertaking and/or for and/or in connection with the Credit Facility, including the discharge of all Future Payment Amounts, including discharge of any Credit Amounts, for the said Credit Facility, in Section 18 below, will be pledged to the Bank as guarantee for the fulfilment of any of our liability towards the Bank, of any sort, under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, including repayment of all Credit Amounts for the Credit Facilities, including repayment of all Future Payment Amounts, and will remain with the Bank until the full repayment thereof.

16.8	If the Existing Currency, as defined in Sections 15.8.1 or 15.8.2 or 15.8.3 above, as the case may be, is available to us as the result of the realization of the Bank's rights in any of the Assets, by the Bank, then, if the asset which was realized was a deposit, or a saving plan or a deposit for some other period, the provisions of the documents for the opening of the Account shall apply, inter alia, in connection with the breaking of the deposit or the saving plan or in connection with the early payment of any deposit, as the case may be; and if the asset which has been realized was a security or foreign currency or a note or some other security, the provisions of the Credit Facility Documents shall apply, inter alia, in connection with the sale of any of the Assets and/or the collection of the consideration for such and/or the presentation for payment and/or the conversion of the consideration thereof, however, the limitation on the Bank's rights, as detailed in the provisions of Section 15.6 above, shall not apply.

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16.9	Without derogating from the generality of that stated in Section 16.8 above, we will bear the results arising from the stated action, and the obligations arising from such, including loss to us or the Bank, loss of interest, damage to the principal of the deposit, payment for early repayment of the deposit or of any of our charges, payment for early repayment of the Credit or early payment of the deposit, and all payments mentioned in Section 15.10.2 above, and the payment of all expenses, commissions, damages, charges and other payments resulting from the execution of the said action.

16.10	For the avoidance of doubt, it is hereby agreed that in the realization of the pledge of the saving, the Bank may realize the charge even if the repayment date of the saving is not yet due, and it may debit us with the losses or early payments of the savings and/or the charge.

16.11	It is declared and agreed that we undertake to bear all expenses and payments customary at the Bank at that time, in connection with the execution of that stated in this Section 16, including any action, realization of a charge and other rights, realization of guarantees, making our obligations immediately and duly payable, early repayment of period deposits, sale of securities, storage fees, levies, payments, commissions and expenses as detailed in Section 10 above and wherever this Letter of Undertaking and/or document relates to the aforesaid guarantees.

17.	Charging of Accounts

Without derogating from the Bank's rights as detailed in this Letter of Undertaking, and subject to the provisions of any law, the Bank may, at any time:

17.1	Act as stated in Section 15 above.

17.2	Without derogating from the generality of that stated in Section 15 above, unless expressly stated otherwise in this Letter of Undertaking, charge any account of ours, without prior demand, for payments as stated in Section 28 below, and any expenses and commissions detailed in the tariff and/or this Letter of Undertaking, including as stated in Section 10 above, all immediately upon creation thereof, and without such authorization in this Section 17 above derogating from our obligations to pay such.

17.3	We agree that in any event where a written demand is addressed to us by the Bank, if any, which is not fulfilled by us within the period of time stipulated in the demand, the Bank may act as stated in this Section 17 above and charge any of our accounts for the amount which has been demanded, and credit any amount received from us or for us, to the credit of that account which the Bank deems appropriate, and to transfer any amount made available to our credit, to any account which the Bank deems appropriate.

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17.4	In any event where the Bank has the right to charge the Account (including the Current Account), the Bank may do so, subject to any law, regardless of whether the Bank is in overdraft or not, or whether it goes into overdraft as a result of the said charge. Where there is no sufficient credit balance in the Account or no non-utilized revolving Credit Facility balance, as the case may be, and we also manage another account at the Bank, the Bank may charge any other account of ours at the Bank to cover any of our liability of any kind and sort.

17.5	Without derogating from the Bank's rights, including under this Letter of Undertaking, and in addition to such, we give the Bank an irrevocable instruction and authorization to charge our accounts as stated.

18.	Crediting Payments and Debts and the Crediting Order

Any amount, payment or credit of any sort which is to be paid or to be received or to be deposited to our credit at the Bank - as part of the fulfilment of any of our commitments towards the Bank and/or the payment of a debt and/or the realization of a guarantee and/or as the result of the realization of any of the guarantees and/or Assets and/or as a result of the sale of property which has been pledged to the Bank and/or from the sale of other property or part thereof and any rights, monies and revenues to be received by a receiver and/or special administrator and/or liquidator and/or trustee, as well as any amount, payment and/or credit of any kind and sort which is to be paid and/or to be received or to be deposited to our credit, as well as in any event where the Bank uses the right of setoff as stated in Section 15 above - will be credited against any of our liabilities towards the Bank, of any sort, and amongst all classes of various obligations, all in accordance with the Bank's choice; within the framework of such and under the obligations under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities - the said obligations will be credited, by the Bank, in accordance with the following order - or in any other order of credit as shall be determined by the Bank:

18.1	For the discharge of all commissions, payments of all early repayment of credit or deposits, other payments and expenses incurred and to be incurred under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, including the collection of Credit Amounts for the Credit Facility, including, subject to that stated in Section 10.4.3 above, expenses of the receiver and/or the special administrator and/or the liquidator and/or the trustee and fees of any of such, at a rate as shall be determined by the Bank or as shall be approved by the Court or the Bailiff's Office.

18.2	For the discharge of interest at the maximum rate and/or for Interest as detailed in Section 6.2 above, on the Excess Amount, as the case may be.

18.3	For the discharge of any additional payment, if any.

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18.4	For the discharge of interest.

18.5	For the discharge of linkage and/or rate differences.

18.6	For the discharge of any other payment owing and/or which shall be owing to the Bank under this Letter of Undertaking and/or another document which has been signed and/or which shall be signed by us and/or under any law in connection with the Credit Facilities and/or this Letter of Undertaking.

18.7	For the discharge of any overdraft in the Current Account.

19.	The Bank's Books as Evidence

19.1	The Bank's books and accounts are reliable for us and will be deemed as correct and will be used as admissible evidence to prove the veracity of the contents thereof against us, for all details thereof, including, inter alia, for everything regarding the calculating of the Credit Amounts for the Credit Facilities, the details of notes, guarantees and other securities and any other matter related to this Letter of Undertaking and/or the Credit Facilities.

19.2	Copies of bank books or any segment thereof or from the last page of the Bank's books, which are certified by a bank official on the copy of the Bank's books or on a copy of a segment or a page as stated and/or which are to be approved by a bank official, in a separate document, will be used as admissible evidence to prove the veracity of the contents thereof and of the existence of the bank books as stated and the veracity of all details specified therein, and, inter alia, regarding the calculating of the balance of the Credit Amounts for the Credit Facilities, the details of the notes, guarantees and securities, and in any other matter related to this Letter of Undertaking and/or the Credit Facility and/or documents to be signed later on and/or in connection with all the above-said.

19.3	That stated in Sections 19.1 and 19.2 above is in addition to that stated in the Computers Law, 5755 - 1995.

20.	Providing of Information

20.1	We agree that the Bank will provide information as required under any law, including the Bank being entitled to disclose, to the Bank of Israel, the Bank Commissioner, the Foreign Currency Commissioner and/or any other person operating under authorization and/or to any other competent authority, to whom the Bank is subject and/or obligated to provide information, in accordance with any law and/or in accordance with our written approval, with details about us, or relating to the Credit Facility and/or this Letter of Undertaking, whether upon demand of those competent authorities or as the Bank deems correct to do of its own initiative and at its discretion.

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20.2	Without derogating from the generality of that stated in Section 20.1 above, we agree as follows:

	20.2.1	All details contained in any of the Credit Facility Documents and/or additional details which we have provided and/or which we will provide to the Bank and/or held by the Bank, will be used by the Bank as is acceptable in our current work, at the Bank's discretion;

	20.2.2	All details which we have provided and/or which we will provide and/or which the Bank has, will be retained in accordance with the Bank's needs in the Bank's database and/or in a database of anyone on its behalf and/or of anyone providing the Bank, from time to time, with computer and/or data processing and/or information security services and/or any other central service for the purpose of providing banking services and/or for the fulfilment and/or management of the Account, including for the purpose of records and the fulfilment of judicial orders;

	20.2.3	Pursuant to the Cheques Without Cover Law, 5741 - 1981, the Bank will provide details of any "cheque which has been refused" in the checking account (including the Current Account) as such term is defined in the Cheques Without Cover Law, 5741 - 1981;

	20.2.4	Pursuant to the Credit Data Services Regulations, 5764 - 2004, the Bank will provide information to a license-holder, as defined in the Credit Data Services Law, 5762 - 2002, with warning that has been sent to us under the Cheques Without Cover Law, 5741 - 1981, and/or on any warning sent to us regarding the intention to institute collection proceedings and will report in the way stipulated in the Credit Data Services Regulations, 5764 - 2004, as such stands, from time to time, about the Credit Facilities allocated to us and will provide any other information as required under the Credit Data Services Law, 5762 - 2002 and/or the Credit Data Services Regulations, 5764 - 2004, as such stands from time to time;

	20.2.5	The Bank will provide the Stock Exchange and the Securities Authority with any information which it must provide to them in accordance with law. Moreover, we agree that the Bank will provide, regarding foreign securities, any information which it is obligated to provide in accordance with foreign law, to the responsible authority under that foreign law.

20.3	By our signing on this Letter of Undertaking, we confirm that what has been stipulated in this Section 20 above, constitutes notice that we have received from the Bank pursuant to Section 11 of the Protection of Privacy Law, 5741 - 1981.

21.	Transfer of Rights and Disclosure of Information

21.1	In this Section 21, the following terms shall have the meaning assigned alongside them:

	21.1.1	"Transfer" - Sale and/or endorsement and/or assignment of rights in the Credit Facilities, fully or partially, directly or through a special-purpose company and through the sale of rights to participations in rights in the Credit Facilities, and by any other way which the Bank deems appropriate. The transfer may be done to one transferee or to a number of transferees, at the same time or from time to time;

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	21.1.2	"Information" - Information which is presently held by the Bank and/or which may be held by the Bank in the future, including information transferred to the Bank by us and/or information about us, which, at the discretion of the Bank, is necessary or desired for transfer in connection with the transfer of rights in the Credit Facilities, including information about the Credit Facilities which have been allocated and/or which shall be allocated to us under this Letter of Undertaking, information of pledges and guarantees which have been given and/or which shall be given for guarantee;

	21.1.3	"Transferee" - Any person and/or corporation, whether from Israel or outside of Israel;

	21.1.4	"Potential Party" - A Transferee with whom the Bank conducts or is likely to conduct negotiations for the purpose of transferring the rights in the Credit Facility to that party;

	21.1.5	"Credit Facility Rights" - Rights and obligations of the Bank in connection with the Credit Facilities and/or in connection with the Credit Amounts for the Credit Facilities and/or rights and obligations of the Bank under this Letter of Undertaking;

and -

rights of the Bank under pledges and guarantees which have been given and/or shall be given to the Bank for the fulfilment of our undertakings in connection with the Credit Facility and/or the Credit Amounts for the Credit Facility and/or this Letter of Undertaking;

	21.1.6	"Consultants" - Consultants on behalf of the Bank and/or on behalf of any Potential Party and companies engaged in credit rating to be employed for the purpose of rating the rights in the Credit Facilities.

21.2	The Bank may, at any time, at its discretion and without the need for receiving consent for such, carry out the transfer of rights in the Credit Facilities to any Transferee and all subject to the law.

21.3	We undertake to act in cooperation, where required, for the transfer of the rights in the said Credit Facility, including signing on any document required in this matter.

21.4	The Bank may, at any time, disclose Information in connection with the transfer of the rights in the Credit Facilities, to any Potential Party and/or to the Consultants.

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21.5	The disclosure of Information will be done subject to the signing of the Potential Party and/or the Consultants, as the case may be, on a non-disclosure agreement in the wording as is acceptable by the Bank.

21.6	We agree that we will not be entitled to carry out the transfer to others of any of our rights and/or obligations under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities which have been and/or which shall be given to us under this Letter of Undertaking, without receiving the Bank's prior written consent.

21.7	We will undertake any action required, if any, by the Bank for the transfer of the rights in the Credit Facilities, including the transfer of any of the guarantees in connection with the Rights in the said Credit Facilities.

22.	Management of the Credit Facilities

The Bank may manage the Credit Facilities by registering it at any branch of the Bank, at the choice of the Bank, in Israel. Furthermore, the Bank may, at any time, and from time to time, at its exclusive discretion, and without requiring further consent, transfer the management of the Credit Facilities from one branch of the Bank to another branch of the Bank in Israel.

23.	Providing of Periodical Balance Sheets and Financial Statements

23.1	We are aware that if we were or if we are to be obligated to prepare periodical balance sheets and financial statements in accordance with any law or if any guarantor for the payment of the Credit Amounts for the Credit Facilities was or shall be obligated to prepare periodical balance sheets and financial statements in accordance with law (hereinafter, as the case may be: the "Financial Statements"), then a pre-condition for the allocation of the Credit Facility and/or the continuation of its allocation is the providing of the said Financial Statements to the Bank, as required in accordance with the instructions of the Bank Commissioner and/or the Bank of Israel and/or the provisions of any law and/or any competent authority.

23.2	We undertake to provide, at our expense, the Financial Statements, in the format as to be determined in accordance with law, and in accordance with generally accepted accounting practices, and at the frequency as shall be instructed to us by the Bank, from time to time.

23.3	Upon demand of the Bank, from time to time, we will provide the Bank and/or its representatives, the possibility to view, during acceptable working hours, any balance sheet, financial statement, account books, ledgers, tape, books, references and other documents and any information in connection with the financed and operations and/or the state of our business.

24.	Liability of the Account-Holders

24.1	Where the account-holders are two or more, every account-holder will be liable towards the Bank, jointly and severally, for the fulfilment of all obligations towards the Bank for and/or in connection with the Credit Facility and/or this Letter of Undertaking. Any mention of an individual will be deemed, for all intents and purposes, as referring to and binding on all account-holders, jointly and severally.

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24.2	If any of the account-holders was or becomes legally incapacitated, or is exempted or shall be exempted by any means from liability for the fulfilment of any obligation towards the Bank in connection with the Credit Facility, such shall not harm the liability of the other account-holders.

24.3	In the event of any of the account-holders constituting a legal entity or a legal body, whether incorporated or not, or a trustee or an estate administrator, or an organization, or any body constituting a joining of bodies, such shall not harm the obligations of the account-holders towards the Bank for and/or in connection with the Credit Facilities and/or under this Letter of Undertaking, for any change in name and/or in structure and/or in composition of any of the said account-holders. The trustee undertakes towards the Bank to act in accordance with the trust agreement.

24.4	In the event of any of the account-holders being a trustee, estate administrator, trustee in bankruptcy, liquidator, special administrator or any other official title-holder in accordance with law (in this Section 24.4: the "Official"), such shall not harm the obligations of the account-holders towards the Bank for and/or in connection with the Credit Facilities and/or under this Letter of Undertaking and/or the obligations towards the Bank for and/or in connection with the Credit Facilities and/or under this Letter of Undertaking, of anyone for whom the Account is managed, due to a change and/or replacement of the said Official. The said Official undertakes towards the Bank to act within the framework of his powers and/or in accordance with the instructions of the Court.

25.	Waiver

Without derogating from any of the provisions contained in the Credit Facility Documents, any waiver, extension, discount, silence, refraining from undertaking any action (hereinafter: "Waiver") on the part of the parties (hereinafter: the "Waiving Party") for the non-fulfilment or partial fulfilment or incorrect fulfilment of any of the obligations of the other party, under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, shall not be deemed as being a waiver by the Waiving Party on any right other than the limited consent for that special opportunity in which it was given. Any waiver to be granted by the Bank to any party to a note held by the Bank for the guaranteeing of the payment of any of the Credit Amounts for the Credit Facilities, will not influence, in any way and in any manner, any of our obligations towards the Bank and/or any of the obligations of our guarantors and/or the obligations of anyone who has pledged any asset to guarantee any of our undertakings towards the Bank.

26.	Change and Compromise

Without derogating from any of the provisions contained in the Credit Facility Documents, any change to our obligations towards the Bank, including a waiver or compromise, under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, requires the obtaining of the Bank's prior written consent.

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27.	Indemnification

27.1	Without derogating from that stated in Section 24 above, we hereby undertake, jointly and severally, to indemnify the Bank:

	27.1.1	For any loss sustained by the Bank as a result of a judgment or a decision of a court or of the Bailiff's Office and/or a court order and/or an order of the Bailiff's Office (hereinafter in this Section 27: "Judgment"), which has been given for the payment of any of the Credit Amounts for the Credit Facilities, and for which the currency for payment under the Judgment has been determined as a currency which is different to the Credit Facility Currency (hereinafter in this Section 27: the "Foreign Judgment"); and -

	27.1.2	For any loss which may be caused to the Bank as a result of any change to the exchange rate of the Credit Facility Currency compared with the exchange rate of the Judgment Currency, during a period between the agreed payment date of any of the current facility amount for the Credit Facility, as the case may be, and the actual payment date of that amount.

27.2	Our undertakings for indemnification as stated in Section 27 above are separate and independent undertakings and shall remain in force regardless of any waiver granted to us by the Bank, from time to time, and our undertakings shall remain in force without derogating from and/or prejudicing the validity thereof as a result of the Judgment.

27.3	Nothing stated in this Section 27 above shall derogate from our obligations to prevent, in advance, any act and/or omission which may cause the Bank to suffer the said loss.

28.	Tax Charges and Compulsory Payments

28.1	Any tax, compulsory payment, levy, compulsory government loan, and any other payment which must be paid in accordance with law and in connection with this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, save for income tax for the Bank's income, from interest and commissions which we must pay to the Bank under this Letter of Undertaking, whether they presently exist or whether they shall exist at any time in the future, shall apply to us only and shall be paid by us.

28.2	Any payment which we will owe to the Bank, and if withholding tax is required to be deducted from it, will be paid by us to the Bank in full as the amount which the Bank would receive had it not been required to make the deduction.

28.3	If and should revenue tax apply in connection with this Letter of Undertaking and/or any other request to the Bank following this Letter of Undertaking, then such shall apply to us and we undertake to pay it.

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28.4	The Bank may charge our Account for any tax and/or compulsory payments, under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, for which there is an obligation to deduct such at source (withholding tax) and the transfer thereof to the tax authorities in Israel.

28.5	We undertake to provide the Bank, immediately upon first demand, with any approval and/or document and/or exemption, including a certificate of withholding tax and/or an exemption from such, as required in connection with that stated in this Section 28 above.

28.6	That stated in this Section 28 above does not derogate from our obligation to comply with the provisions of any law and any other provision of a competent authority, as shall be valid, from time to time, in connection with any tax, levy, fee and other payment under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities, and we undertake to comply with any such provision.

28.7	For the purpose of executing that stated in this Section 28 above, the Bank may charge any of our accounts at the Bank.

29.	Substantive Law and Place of Jurisdiction

29.1	That stated in this Letter of Undertaking shall be interpreted in accordance with the laws of the State of Israel, and according to such.

29.2	The sole place of jurisdiction in any procedure relating to that stated in this Letter of Undertaking has been determined as follows: the closest competent court to the place where the Account's branch is located.

29.3	Any summons to trial, notice, judgment, legal proceeding or court documents in connection with the said proceedings in Section 29.2 above, will be served to us at the Account's address and/or at our personal address.

30.	Notification Obligations

We immediately undertake to notify, in writing, the Account's branch or any other address agreed upon between us and the Bank, in writing, in the documents of opening of the Account, as follows:

30.1	About any incident for the claim of any right by any third party on any of the guarantees and/or any Bailiff's Office procedures (execution procedures) and/or injunction orders and/or mandatory orders and/or other proceedings instituted for the purpose of foreclosure and/or custody and/or realization of any of the guarantees, in an amount exceeding NIS 2,000,000 per procedure and NIS 4,000,000 accumulatively.

30.2	About any of the incidents mentioned in Section 14.1 above.

30.3	Of any incident where a legal procedure or a collection procedure is conducted in connection with pledged assets, at an amount exceeding NIS 2,000,000 per procedure and 4,000,000 accumulatively.

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30.4	Any other notice for which it is obligatory on us to provide the Bank with such notice in accordance with law and/or under an agreement.

31.	Address for Delivery of Post

31.1	The Account's address will be deemed as the joint address of all the account-holders for the delivery of notices and the service of court documents in everything relating to this Letter of Undertaking and/or for everything regarding the Credit Facilities.

31.2	The personal address is in addition to the account address and will be used, at the Bank's discretion, as an alternate address for the delivery of notices and for the service of court documents to the account-holder, as the case may be, in everything related to this Letter of Undertaking and/or in everything related to the Credit Facilities.

32.	Notices and Warnings

32.1	In this Section 3232 (sic) (should read 32), "Notice" - shall mean notice under this Letter of Undertaking and/or for and/or in connection with the Credit Facilities.

32.2	Sending of Notices by Regular Mail

	32.2.1	Any Notice which is to be sent by the Bank by ordinary mail to the Account's address, shall be deemed as having been received by all of us, 72 hours after the time of dispatch by the Bank.

	32.2.2	Any Notice to be sent to any of us by the Bank by ordinary mail in accordance with the personal address shall be deemed to have been received by any one of us to whom that Notice was sent, 72 hours after dispatch of the said Notice.

32.3	Sending of Notices by Registered Mail

	32.3.1	If the Bank sends Notice to the account address by registered mail, the Notice will be deemed to have been received by all of us. In the case of the sending of Notice by registered mail to the personal address, the Notice will be deemed as having been received by the addressee. The said Notices will be deemed to be notices received 72 hours after the time of dispatch of the Notice by the Bank, and all unless a certified signed confirmation is presented of an authorized body in accordance with law for the providing of mail services, according to which the date of the receiving of the Notice was otherwise. Notice of making obligations immediately due and payable for which the Bank, under the circumstances of the matter, must send a Notice, will be done by registered mail.

	32.3.2	Written confirmation from the Bank or from anyone on its behalf regarding the sending of the Notice or any request as stated in Sections 32.2 or 32.3 above and regarding the timing of its dispatch, will serve as prima facie proof against us regarding the execution of the dispatch by the Bank and the time at which it was made, and all as set out in the certificate.

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32.4	Publication of Notices and Delivery of Notices

Any Notice duly published by the Bank and/or to be delivered to us, which is not by dispatch by regular mail or by registered mail, will be deemed as having been received by us at the publication date or at the date of delivery to us, as the case may be.

32.5	Correspondence of Account-Holders in the Bank

Any correspondence and/or Notice from us and/or from anyone on our behalf to the Bank, in various matters related to this Letter of Undertaking and/or the Credit Facilities, will be addressed to the offices of the Account's branch.

32.6	Notices in Accordance with Law

The Bank may send us and/or any one of us, any Notice, including warning and notice under the Cheques Without Cover Law, 5741 - 1991, and/or under the Credit Data Services Law, 5762 - 2002, to the account address and/or to the personal address.

33.	Evidence of the Credit Facility Conditions

Our signing on this Letter of Undertaking, together with the Bank's signature, shall constitute evidence that we have agreed to accept the Credit Facilities under the terms and conditions of this Letter of Undertaking.

34.	Interpretation

34.1	The headings of the Sections in this Letter for Undertaking are for the sake of convenience, and no use is to be made of them for the interpretation of this Letter of Undertaking.

34.2	In this Letter of Undertaking - the masculine shall impute the feminine, and vice versa. The plural shall impute the singular, and vice versa.

34.3	In any event where the Bank may carry out any action under this Letter of Undertaking and/or any document in connection with it - it is not obligated to do so.

34.4	Nothing stated in this Letter of Undertaking shall derogate from any of the Bank's rights, as stated in any of the Credit Facility Documents. The Bank's rights under this Letter of Undertaking are independent of each other and are in addition to existing rights and/or rights which the Bank shall hold under law and/or the Agreement.

35.	Unilateral Revolving Credit Facility

35.1	Where the Bank may, under the provisions binding upon it, unilaterally allocate us with Credit Facilities, we are aware, and we agree, that the Bank may, at its discretion, allocate us, in the Current Account, one or more unilateral revolving Credit Facilities, and this is without the Bank being obligated to do so and without us having the right to demand that the Bank does so, and all subject to the provisions of any law.

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35.2	The unilateral revolving Credit Facility Amount, the interest on the overdraft balances within the unilateral revolving Credit Facility and the validity of the unilateral revolving Credit Facility period, will be determined by the Bank at its discretion and subject to any law.

35.3	All other provisions of this Letter of Undertaking shall apply to the unilateral revolving Credit Facility, accordingly.

35.4	With the utilization of the unilateral revolving Credit Facilities, or any part thereof, by us, we shall be deemed as having received the Bank's offer for the allocation of the unilateral revolving Credit Facilities, in accordance with the terms and conditions of this Letter of Undertaking and in accordance with the terms and conditions as shall be detailed in a notice which will be sent to us by the Bank as required under law.

35.5	Unless stated otherwise expressly in the Bank's notice as stated in Section 35.4 above, that stated in Section 3 above shall not apply where the Bank allocates us a unilateral revolving Credit Facility.

36.	Definitions

Unless expressly stated otherwise, the following terms contained in this Letter of Undertaking shall have the meaning assigned alongside them:

36.1	"Euro" - As defined in the Euro Conversion Law, 5759 - 1999.

36.2	"Account-Holder" - Anyone whose details appear in the appendix to the application for the opening of an account and who has signed on the said appendix. In the absence of an appendix, anyone registered as the account-holder in the Bank's books.

36.3	"Law" - As defined in the Interpretation Law, 5741 - 1981.

36.4	"Stock Exchange" - The Tel Aviv Securities Exchange Ltd. and any other stock exchange receiving a license pursuant to Section 45 of the Securities Law, 5728 - 1968, or any provision of law replacing it and/or in addition to the said Law.

36.5	"Guarantees" - Including guarantees and collateral, pledges and charges, of any kind and sort which have been given and/or which shall be given to the Bank by us and/or by any third party for us, including our guarantee, the pledging of an asset as a guarantee for our obligations, and any rights, assets and monies, of any kind and sort deposited and/or which shall be deposited in our name at the Bank and/or held by the Bank and/or on our behalf for us and all notes, monies (whether in Israeli or foreign currency), assets, negotiable documents non-negotiable documents, deposits, guarantees, securities, chattels, other rights of any kind and sort and the consideration of all of the above-said, which we and/or our guarantors have provided to the Bank and/or which we will deliver at any time to the Bank for collection and/or custody and/or as guarantee and/or otherwise.

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36.6	"The Bank" - Bank Hapoalim B.M., and any one of its branches or offices in Israel, whether presently existing or to be opened in the future, and anyone succeeding it or acting on behalf of Bank Hapoalim B.M., and any transferee of Bank Hapoalim B.M.

36.7	"Application to Open Account" - The "Application to Open an Account and General Terms and Conditions for the Management of an Account" document which we signed upon in connection with the Account and any addition and/or modifying document and/or any other document which has determined and/or shall determine, amongst its headings or in its contents, in any language, expressly or implicitly, that it completes and/or modifies the said document and an appendix to the document for the opening of the Account.

36.8	"The Account" - The bank account the number of which has been stipulated at the heading of this Letter of Undertaking, and according to any other number as shall be determined by the Bank, from time to time, and which is and/or shall be managed for us, by the Bank, at the Account branch.

36.9	"The Personal Address" - The personal address of each one of the Account-Holders as indicated by each one of the Account-Holders in the appendix to the application for the opening of the Account or, subject to the Bank's approval, as shall be changed in accordance with written notice to be delivered to the Bank from time to time by the relevant Account-Holder. The said address is in addition to the account address.

36.10	"The Appendix to the Application for the Opening of the Account" -A document constituting an appendix to the application for the opening of the Account, including, inter alia, supplementary details to the Application for the Opening of the Account, including details on the areas of activity and/or service channels and/or authorizations in the Account and/or the composition of the special signature, including any input form, etc., and any change as approved by the Bank.

36.11	"The Tariff" or the "Bank's Tariff" - Information presented at the branch and/or on the Bank's Internet site and/or through automatic appliances and/or by any other means which the Bank is permitted to present, for amounts of commissions and/or the rates thereof, and other payments and amounts related to banking services, updates and the method of update of all of such, and all as shall be customary and acceptable at the Bank, from time to time, and all subject to any law.

36.12	"Liability" or "Obligation" or "Undertaking"- A debt and/or undertaking and/or charge, including in accordance with or related to the documents for the opening of the Account and/or this Letter of Undertaking, including for and/or in connection with the Credit Facilities and/or the Credit Amounts for the Credit Facilities and/or any undertaking for payment under the documents for the opening of the Account and/or under this Letter of Undertaking, including an obligation to perform an act or to refrain from performing an act as stated.

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36.13	"Breaching Company" - As defined in Section 362A(a) of the Companies Law, 5759 - 1999.

36.14	"Current Account" or "Checking Account" - A bank account enabling the Account-Holders to deposit monies, to withdraw monies and to give charge instructions, without the need for prior notice; all subject to that stated in the documents of the opening of the Account.

36.15	"Bank Business Day in Israel" - Any day, except a Saturday, rest day, the two days of the Jewish New Year, Yom Kippur Eve and Yom Kippur, the first day of the Sukkot (Tabernacles) holiday, and the eighth day of Sukkot (Shmini Atzeret), Purim, the first and seventh day of Pesach (Passover), Yom ha'Atzmaut (Independence Day), the Feast of Weeks (Shavuot), and the 9th of Av (Tisha b'Av), and save also any other day which is determined by the Bank Commissioner or which shall be determined in accordance with any law as not being a business banking day in Israel.

36.16	"Business Day" -

(1)	Everything relating to the Termination Date of the Validity of the Credit Facilities or the Termination Date of the Validity of the Additional Period, as the case may be, for the foreign currency Credit Facilities which are not in euros - every day which is a business day in Israel in which the foreign currency, as the case may be, is offered and which is also a banking business day in Israel.

(2)	For everything relating to the Termination Date of the Validity of the Credit Facility or the Termination Date of the Validity of the Additional Period, as the case may be, regarding the Credit Facility in euros - every day in which the Rapid Trans Europe Automatic system for the regulating of payment transfers in real time ("TARGET") operates or any system which the Bank determines is an alternate to TARGET - and which is also a banking business day in Israel.

(3)	For everything relating to any other matter: a banking business day in Israel.

36.17	"Balance in the Account" - The total of all credits executed in the relevant Current Account up to the relevant date, less the total of all charges carried out in that checking account up until that date.

36.18	"Credit Balance" - The balance in the Account which is in a positive amount.

36.19	"Overdraft" - The balance in the Account which is in a negative amount.

36.20	"Commission Rules" - The Banking Rules (Customer Service) (Commissions), 5768 - 2008.

36.21	The "Board in the Branch" - The board presented in the branch of the Bank and the information page placed on the counter in the bank branch and where relevant transactions are performed, and at the Bank's office or the branch of the Bank where there is no counter service, also the voice response.

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36.22	"LIBOR" - (London Inter Bank Offered Rate) - shall mean the interest rate published by the British Bankers' Association (hereinafter the "LIBOR Publisher") for the "Effective Date" (as defined below), as the averaging of the "LIBOR Interest" of a number of banks, applicable in the inter-bank market in London, for loans in the Credit Facility Currency, for the period of one day. The said averaging will be done in accordance with the rules at the choice of the banks and the averaging which is customary at the Effective Date with the LIBOR Publisher. The Bank will round off, upwards, the said rate, up to the next one-eighth of 1%, and the result obtained shall constitute the LIBOR for the purpose of this Letter of Undertaking.

The Bank may receive information on the LIBOR rate, at the Bank's choice, whether directly from the LIBOR publisher or from the Reuters News Agency or from any other news service which the Bank views as an appropriate alternate means of communication for Reuters.

The Bank may, from time to time and for any reason, replace the LIBOR Publisher with another, or to appoint a third party especially for the purpose of the averaging of the "LIBOR Interest" of two or more banks and which, in the view of the Bank, is an appropriate replacement for the LIBOR Publisher, whether the replacement computes the LIBOR in accordance with a similar method and sources of information to those of the LIBOR Publisher, or not. Without derogating from the generality of the above-said, the Bank may replace the LIBOR Publisher, inter alia in those cases where a LIBOR rate has not been published by the LIBOR Publisher for the Effective Date or it is published at a time which is not appropriate for the date for the determining of the Interest by the Bank. At the time of any such replacement, the replacer will be deemed to be the "LIBOR Publisher".

If, in the Bank's view, at any time, there is no appropriate replacement for the LIBOR Publisher, the Bank may execute the averaging of the "LIBOR Interest" itself of two or more banks whose identity will be notified by the Bank, and this will be the "LIBOR Publisher" bank.

"The Effective Date" - shall mean - 11:00 London time, or as close to this time on any day, however, if that date is not a business day, the time of 11:00, London time, or thereabout, on the previous business day. In this matter - "Business Day" shall mean a banking business day in Israel in which inter-bank activity is conducted in Israel for which LIBOR is published in the Credit Facility Currency.

36.23	"The Actual Payment Date" - A banking day in Israel in which any of the Credit Amounts for the Credit Facility is actually paid.

36.24	"The Agreed Payment Date" - The date at which any of the Credit Amounts for the Credit Facility is supposed to be paid in accordance with the terms and conditions of this Letter of Undertaking, including the immediate payment as stated in Section 14 above.

36.25	"Foreign Currency" - Any foreign currency which is freely convertible.

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36.26	"Revolving Credit Facility" - The Credit Facility stipulated in the amount and for the period allocated for us in the relevant Current Account and enabling us to withdraw amounts which have been paid by us to the Bank in the relevant Current Account, and this, up to an accumulative amount which is not greater, at any time, than the said revolving Credit Facility Amount and all during the said revolving Credit Facility Term.

36.27	"Guarantee Documents" - The agreements, letters of undertaking, conditions in the application for the opening of the Account, referring to the guarantees or in connection with such.

36.28	"The Documents of the Opening of the Account" - The application for the opening of the Account, the appendix to the application for the opening of the Account, the documents of guarantee, and any other document in connection with any of the aforesaid. Wherever "documents of opening of account" is stated, the intention will be to all the said documents, unless it has been determined or it is implied otherwise by the context.

36.29	"Account Address" - The address which we have all indicated in the appendix to the application for the opening of the Account, subject to the Bank's approval, as the address for the receiving of notices and as the address for the sending of mail, or, subject to the Bank's approval, any other address for which we will all notify the Bank in writing.

36.30	"The Credit Amounts for the Credit Facilities" - Any amount which we owe and/or which we shall owe to the Bank for and/or in connection with the Credit Facility and/or under this Letter of Undertaking.

36.31	"The Account Branch" - The offices of the Bank's branch where the Account is managed.

36.32	"Bank Books" - Including records of the Bank and any book and/or ledger and/or account statement and/or contract and/or document and/or undertaking and/or note signed by us and/or ledger and/or worksheet of the Bank and/or produced by the Bank, bank record tapes, copies of any of the aforesaid which has been certified by the Bank or filed by the Bank as part of its books and all as can be produced from all of the above-said by data storage or retrieval methods, electronic and other technological imaging, made during the course of the Bank's ordinary business.

36.33	"Large Business" - A corporation, which is not a small business.

36.34	"Small Business" - As such term is defined in the Rules of Commissions.

36.35	"Account Activity" - The withdrawal of cheques drawn on the Account and/or the withdrawal of funds from the Account and/or the execution of an action in connection with the Assets and/or in connection with existing rights in the Account and/or the execution of a charge instruction and/or the execution of a conversion instruction and/or the execution of any other instruction in connection with the Account.

36.36	"Quarter" - shall mean a period of three calendar months starting on the 1st of January, or the 1st of April, or the 1st of July, or the 1st of October - of every year.

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36.37	"Maximum Interest Rate" - For Israeli currency - the maximum interest as such stands from time to time, applicable at the Bank on overdrafts in current accounts in Israeli currency where there is no valid Credit Facility line. For foreign currency - the maximum interest, as such stands from time to time, applicable at the Bank for overdraft facilities in the relevant Foreign Currency Current Account, where there is no valid Credit Facility line.

36.38	"Records" - Any record or copy of a record retaining the information on the activities in the Account or the Account's data and details, whether recorded or copied by print, duplication, electronic imaging, photocopying (including microfilm) or whether recorded or copied on any mechanical, electrical or electronic instrument or any technology retaining the information on the activities in the Account or in connection with such, and any printout, computerized material, which is information and electronic messaging, including the account data or bank notices in connection with the Account, and which has been created by computerized records of the Bank, as the terms are defined of "printout", "computerized material" (which is information) and "computer" in the Computers Law, 5755 - 1995, and printouts of the content of a computerized file on paper, or any record by any other means of the Bank or presentation of words or digits or any other marks which the Bank customarily uses or is assisted by in its records.

36.39	"Note" or "Notes"- Any promissory note, exchange note, checks, undertaking, guarantee, security, cheque, bill of lading, deposit note, withdrawal, deposit of payment, and any other negotiable document of any kind and sort whatsoever.

36.40	"Restructuring" - shall mean, for us, and for any of our guarantors - merger, as defined in the Companies Law, 5759 - 1999; and any transfer of material assets and/or receipt of assets and/or charges or material undertakings, which is not during the normal course of business. Material by implication - at the sole discretion of the Bank.

36.41	"Cheque" - As defined in Section 73 of the Notes Ordinance [New Version].

36.42	"Control" - As such term is defined in the Securities Law, 5728 - 1968, including anything related to a corporation over which the Securities Law, 5728 - 1968, does not apply.

36.43	"Acceptable Sale Rate at the Bank" - The exchange rate for "transfers/cheques - sale" published, from time to time, by the Bank on the board in the branch and referring, as the case may be, to the purchase of the Foreign Currency by us from the Bank at any relevant time; plus exchange commission, any tax, levy, compulsory payment or other payments, etc.

36.44	"Accepted Purchase Rate at the Bank" - The exchange rate for "transfers/cheques - buying" published, from time to time, by the Bank on the Bank's board and referring, as the case may be, to the sale of relevant Foreign Currency by us to the Bank at any relevant time; and less exchange commission, any tax, levy, compulsory payment or other payment, etc.

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37.	Special Conditions

	In Witness Whereof We Have Set Our Hand:

Babylon Ltd.	27116953	March 6, 2012	/s/ Shanit Peer Tsfoni
Name	I.D	Date	Signature

Hapoalim Bank Ltd.

March 6, 2012
Name	Date

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